Exhibit 4.3 EXECUTION VERSION

AMERICAN AIRLINES, INC.

AND THE GUARANTORS PARTY HERETO FROM TIME TO TIME

10.75%/12.00% PIK SENIOR SECURED NOTES DUE 2026
____________________________
INDENTURE
Dated as of September 25, 2020
____________________________
Wilmington Trust, National Association
as Trustee and as Collateral Agent
____________________________

TABLE OF CONTENTS
Page
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01	Definitions	1
Section 1.02	Other Definitions	53
Section 1.03	Application of Trust Indenture Act	53
Section 1.04	Rules of Construction	53
ARTICLE 2
THE NOTES
ARTICLE 3
REDEMPTION AND PREPAYMENT
ARTICLE 4
COVENANTS

Section 4.01	Payment of Principal and Interest	73
Section 4.02	Reserved	73
Section 4.03	SEC Reports	73

ARTICLE 5
SUCCESSORS

Section 5.01	Merger and Sales of Assets	98
Section 5.02	Successor Corporation Substituted	99
ARTICLE 6
DEFAULTS AND REMEDIES
ARTICLE 7
TRUSTEE

ARTICLE 8
SATISFACTION AND DISCHARGE; DEFEASANCE
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10
NOTE GUARANTEES
ARTICLE 11
COLLATERAL AND SECURITY

Section 11.01	Security Interest	125
Section 11.02	Intercreditor Agreements; Authorization of Collateral Documents	125
Section 11.03	Additional Collateral Documents	125
Section 11.04	Additional Grantors	126
Section 11.05	Release of Liens in Respect of the Notes	126

ARTICLE 12
MISCELLANEOUS

SCHEDULES
Schedule 1    POST-CLOSING MATTERS

EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE
Exhibit G    [RESERVED]
Exhibit H    FORM OF INTERCREDITOR AGREEMENT
Exhibit I    FORM OF TRANSFEREE CERTIFICATE
Exhibit J    FORM OF GENERAL SECURITY AGREEMENT
Exhibit K    FORM OF SLOT SECURITY AGREEMENT
Exhibit L    FORM OF SGR SECURITY AGREEMENT
Exhibit M    FORM OF SPARE PARTS SECURITY AGREEMENT
Exhibit N    FORM OF AIRCRAFT SECURITY AGREEMENT
Exhibit O    FORM OF SPARE ENGINE SECURITY AGREEMENT
Exhibit P    FORM OF COLLATERAL COVERAGE RATIO CERTIFICATE

v

INDENTURE dated as of September 25, 2020 among American Airlines, Inc., a Delaware corporation, the Guarantors (as defined herein) and Wilmington Trust, National Association, a national banking association, as trustee and as collateral agent.
The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Company’s 10.75%/12.00% PIK Senior Secured Notes due 2026 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2013 Credit Agreement” means that certain credit and guaranty agreement, dated as of June 27, 2013, by and among American, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“2014 Credit Agreement” means that certain credit and guaranty agreement, dated as of October 10, 2014, by and among American, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Citibank N.A., as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Account” means all “accounts” as defined in the UCC, and all rights to payment for interest (other than with respect to debt and credit card receivables).
“Account Control Agreements” means a security and control agreement entered into by any Grantor, the Collateral Agent (or, prior to the Discharge of Senior Priority Obligations, the Senior Priority Representative, on behalf of the Secured Parties (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement) and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Collateral Agent as Collateral hereunder or under any Collateral Document, in each case giving the Collateral Agent control (as defined in the UCC) over the applicable account.
“Acquired Debt” means, with respect to any specified Person:

(1)Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Collateral” means (a) cash or Cash Equivalents pledged to the Collateral Agent pursuant to the applicable Collateral Document, (b) Route Authorities, Slots and/or Gate Leaseholds pledged to the Collateral Agent pursuant to a security agreement substantially in the form of the SGR Security Agreement (or in the case of the Company or another Grantor that has previously entered into such a security agreement, supplement(s) to the SGR Security Agreement or such security agreement, as applicable, describing such Route Authorities, Slots and/or Gate Leaseholds designated in such supplement(s)), (c) Slots and/or Gate Leaseholds pledged to the Collateral Agent pursuant to a security agreement that is usual and customary for a pledge of assets of such types and reasonably acceptable to the Applicable Party; provided that a security agreement that is substantially in the form of the Slot Security Agreement or another security agreement covering substantially similar assets previously pledged as Collateral shall, in each case, be deemed reasonably acceptable to the Applicable Party, except to the extent a change in law or circumstance relating to any applicable category of collateral warrants a change in such security agreement, in the reasonable judgment of the Applicable Party, (d) aircraft and engines pledged to a trustee pursuant to Aircraft Security Agreement(s) or supplement(s) thereto, (e) aircraft engines pledged to a trustee pursuant to Spare Engines Security Agreement(s), supplement(s) thereto, or a security agreement substantially in the form of the Spare Engines Security Agreement, (f) Spare Parts to the extent that (i) such Spare Parts do not constitute Core Collateral (as defined in the December 2016 Credit Agreement as in effect on the Closing Date) immediately prior to the time such Additional Collateral is added or (ii) such Spare Parts are owned by a Grantor other than the Company or the Parent, in each case, pledged pursuant to Spare Parts Security Agreement(s) or supplement(s) thereto, (g) Ground Service Equipment, Flight Simulators or QEC Kits pledged to the Collateral Agent pursuant to General Security Agreement(s) or supplement(s) thereto, (h) or Real Property Assets pledged to the Collateral Agent pursuant to security agreement(s) or mortgage(s), as applicable, for such Real Property Assets, in a form reasonably satisfactory to the Applicable Party and (i) any other assets acceptable to the Applicable Party, that may be appraised pursuant to an Appraisal of the type set forth in clause (6) of the definition thereof pledged to the Collateral Agent pursuant to security agreement(s) or mortgage(s), as applicable, in a form reasonably satisfactory to the Applicable Party.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Parent or any Subsidiary of the Parent) in whom a

Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Parent or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Aircraft Related Equipment” means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets.
“Aircraft Related Facilities” means (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, de-icing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.
“Aircraft Security Agreement” means (i) with respect to any aircraft (comprised of an airframe and its related engines) that may be pledged by a Grantor as Additional Collateral after the date hereof, a security agreement substantially in the form of Exhibit N hereto and (ii) with respect to any spare engine that may be pledged by a Grantor as Additional Collateral after the date hereof, a spare engine security agreement based on the form of aircraft security agreement in Exhibit N hereto but with (x) such changes to conform such form of aircraft security agreement to the description of terms of the security agreement applicable to spare engines in Exhibit N hereto and (y) such other changes proposed by the Company and reasonably acceptable to the Applicable Party, in the case of each of the foregoing clauses (i) and (ii), as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Airline/Company Merger” means the merger or consolidation, if any, of the Parent with any Subsidiary of the Parent.
“Airlines Merger” means the merger, asset transfer, consolidation or any similar transaction involving one or more airline Subsidiaries of the Parent (including, without limitation, any such transaction that results in such Subsidiaries operating under a single operating certificate).
“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing an airport or related facilities.
“AISI” means Aircraft Information Services, Inc.
“American” means American Airlines, Inc., a Delaware corporation and its successors.
“AMR” means AMR Corporation, a Delaware corporation, the predecessor to the Parent.

“AMR Merger” means the merger consummated pursuant to the AMR Merger Agreement.
“AMR Merger Agreement” means the Agreement and Plan of Merger, dated as of February 13, 2013, among AMR, AMR Merger Sub, Inc. and US Airways Group, Inc. as amended from time to time.
“Applicable Holders” means Holders of at least 25% in principal amount of the outstanding Notes.
“Applicable Party” means, with respect to any action, consent, approval, or determination, the Controlling Party (or, on or after the Disposition Date, for so long as the Discharge of Senior Priority Obligations has not occurred, the Senior Priority Representative, if and to the extent the Senior Priority Representative has authorized or taken the comparable action or given or made the comparable consent, approval or determination, in each case, pursuant to the corresponding provision of the applicable Senior Priority Document (as defined in the Intercreditor Agreement)).
“Applicable Premium” means, with respect to any redemption, repayment, prepayment, satisfaction or discharge (whether in whole or in part or in cash or otherwise) of all or any portion of the Notes with respect to which the Applicable Premium is payable pursuant to the applicable provision of this Indenture (including as a result of any acceleration, bankruptcy, insolvency or reorganization proceeding (but, for avoidance of doubt, excluding repurchase upon consummation of a Change of Control Offer or Asset Sale Offer)), an amount equal to (i) on or after the Closing Date but prior to the First Call Date, the amount, if any, by which (a) the sum of the present values as of the date of redemption, repayment, prepayment, satisfaction or discharge of (1) the remaining payments of interest on the Notes to be redeemed, repaid, prepaid, satisfied or discharged from the date of redemption, repayment, prepayment, satisfaction or discharge through the First Call Date (excluding accrued and unpaid interest to the date of redemption, repayment prepayment, satisfaction or discharge), plus (2) the redemption price as of the First Call Date of the Notes to be redeemed, repaid, prepaid, satisfied or discharged (i.e., 105.375% of the principal amount of such Notes, plus the amount of interest that would be accrued and unpaid from the Interest Payment Date immediately preceding the First Call Date through the First Call Date), assuming that, for purposes of calculating each of clauses (1) and (2), such Notes were to remain outstanding to the First Call Date and then be redeemed on the First Call Date at the redemption price described above, and, in the case of each of clauses (1) and (2), discounted to the date of redemption, repayment, prepayment, satisfaction or discharge on a semiannual basis (based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, exceeds (b) the principal amount of the Notes to be redeemed, repaid, prepaid, satisfied or discharged (provided, however, that in no case shall the Applicable Premium under this clause (i) be less than 5.375% of the principal amount of the Notes to be redeemed, repaid, prepaid, satisfied or discharged), (ii) on or after the First Call Date but on or prior to the fifth anniversary of the Closing Date, 5.375% of the principal amount of the Notes to be redeemed, repaid, prepaid, satisfied or discharged, and (iii) after the fifth anniversary of the Closing Date, zero. For purposes of clause (i) hereof, in all cases, the remaining payments of interest will be based on the per annum interest rate applicable to payments of interest entirely in cash (i.e., 10.75%). The Applicable Premium shall be calculated by the Company, and the Trustee shall have no duty or obligation to verify such calculation.

“Applicable Procedures” means, with respect to any notice, transfer, exchange, or other transaction for or with respect to beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such notice, transfer, exchange or other transaction.
“Appraisal” means (i) the Initial Appraisal and (ii) any other appraisal, dated the date of delivery thereof, prepared by (a) with respect to any Route Authorities, Slots and/or Gate Leaseholds, at the Company’s option, MBA, ICF or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Company and reasonably acceptable to the Applicable Party, (b) with respect to Spare Parts, at the Company’s option, MBA, ICF, Sage or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Company and reasonably acceptable to the Applicable Party, (c) with respect to any aircraft, airframe or engine, at the Company’s option, any of MBA, ICF, Ascend, BK, AISI, AVITAS or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Company and reasonably acceptable to the Applicable Party, (d) with respect to Real Property Assets, CB Richard Ellis (provided that such appraiser must be independent) or any other appraiser appointed by the Company and reasonably acceptable to the Applicable Party, and (e) with respect to any other type of property, at the Company’s option, MBA, ICF, Sage or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Company and reasonably acceptable to the Applicable Party (in each case of any appraiser specified above in clauses (a), (b), (c), (d) and (e), including its successor). Any Appraisal with respect to:
(1)FAA Slots pledged pursuant to the Slot Security Agreement or a security agreement substantially similar thereto, shall have methodology, assumptions and form of presentation consistent in all material respects with the Initial Appraisal to the extent applicable; provided that, if any Appraisals from time to time are not prepared by the same firm of appraisers as the Initial Appraisal, such Appraisals may, with the consent of the Applicable Party (such consent not to be unreasonably withheld or delayed), have methodology, assumptions and form of presentation that differ from the Initial Appraisal if such differences are deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as of the date thereof;
(2)Flight Simulators pledged pursuant to the General Security Agreement or a security agreement substantially similar thereto, shall have methodology, assumptions and form of presentation consistent in all material respects with the Initial Appraisal; provided that, if any Appraisals from time to time are not prepared by the same firm of appraisers as the Initial Appraisal, such Appraisals may, with the consent of the Applicable Party (such consent not to be unreasonably withheld or delayed), have methodology, assumptions and form of presentation that differ from the Initial Appraisal if such differences are deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as of the date thereof;
(3)Spare Parts shall (A) determine the value only of the Pledged Spare Parts that are identified by the Company to the applicable appraiser as being held at Spare Parts Locations as of a date no earlier than the date that is sixty (60) days prior to the date of such Appraisal and (B) have methodology, assumptions and form of presentation consistent in all material respects with the Spare Parts Facility Appraisal, including that such Appraisal shall be a physical appraisal and not a desktop appraisal (provided that such Appraisal may use limited site inspections consistent with the Spare Parts Facility Appraisal); provided that, if any Appraisals from time to time are not prepared by the same firm of appraisers as the Spare Parts Facility Appraisal, such Appraisals may, with the consent of the Applicable Party (such consent not to be unreasonably withheld), have methodology, assumptions and form of presentation that differ from the Spare Parts Facility Appraisal if such differences are deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as of the date thereof;
(4)Route Authorities, Slots and/or Foreign Gate Leaseholds pledged pursuant to a security agreement that is substantially similar to the SGR Security Agreement (A) (i) shall be performed using a “discounted cash flow” methodology similar to that used in the Precedent SGR Appraisal or deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as of the date thereof, and in any case, shall present a matrix of appraised values based on “discount rates” and “perpetuity growth rates” deemed appropriate by the applicable appraiser, but shall include the use of a “discount rate” of 11.5% and a “perpetuity growth rate” of 1.5% and (ii) shall otherwise have assumptions and a form of presentation deemed appropriate by the applicable appraiser; provided that, with respect to all of the Scheduled Services between the United States and a particular country, the Appraised Value of the related Route Authorities, Slots and Foreign Gate Leaseholds is a negative number, such Appraised Value shall be deemed to be zero; provided further that, such Appraisals may with the consent of the Applicable Party (such consent not to be unreasonably withheld), have methodology, assumptions and form of presentation that differ from the foregoing if such differences are deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as in effect on the date hereof and (B) to the extent such Appraisal is based on historical data provided by the Company, shall generally be based on such data that is current as of a date no earlier than the date that is six months prior to the date of the delivery of such Appraisal;
(5)an aircraft, airframe or engines shall be a desktop appraisal of the current market value of such aircraft, airframe or engine which does not include any inspection of such aircraft, airframe or engine or the related maintenance records and which assumes its maintenance status is half-life; or
(6)Route Authorities, Slots and Gate Leaseholds for which an Appraisal is not described in clauses (1) or (4) above and any other type of property shall be based upon a methodology and assumptions deemed appropriate by the applicable appraisal firm.
“Appraised Value” means, as of any date, (x) with respect to any cash pledged or being pledged at such time as Collateral or maintained in the Collateral Proceeds Account, 160% of the face amount thereof, (y) with respect to any Cash Equivalents pledged or being pledged at such time as Collateral or maintained in the Collateral Proceeds Account, 160% of the fair market value thereof, as determined by the Company in accordance with customary financial market practices determined no earlier than 45 days prior to such date and (z) with respect to any other type of property, the value of such property, as reflected in the most recent Appraisal relating to such property delivered on or prior to such date (in the case of Route Authorities, Slots or Foreign Gate Leaseholds referred to in clause (4) of the definition of “Appraisal,” subject to the first proviso in such clause (4), such value shall be determined using a “discount rate” of 11.5% and a “perpetuity growth rate” of 1.5%); provided that with respect to any Collateral consisting of property described in clause (z), (A) if no Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Agent prior to such date, the Appraised Value of such Collateral shall be deemed to be zero and (B) if an Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Agent prior to such date, but no Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Agent by the last day of the previous calendar year (such last day, the “Required Appraisal Date”) that immediately precedes such date, then the Appraised Value of such Collateral shall be deemed to be zero for the period from such Required Appraisal Date to the date an Appraisal relating to such Collateral is delivered to the Trustee and the Collateral Agent.
“Approved Fund” means, with respect to any GS Person, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans, debt securities and/or similar extensions of credit in the ordinary course of business and that is administered or managed by (a) such GS Person, (b) an Affiliate of such GS Person or (c) an entity or an Affiliate of an entity that administers or manages such GS Person.
“April 2016 Credit Agreement” means that certain credit and guaranty agreement, dated as of April 29, 2016, by and among American, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Ascend” means Ascend Worldwide Limited.
“Asset Sale Offer” means, with respect to any Specified Disposition, an offer to all Holders to repurchase the Notes in an amount equal to the Asset Sale Offer Amount pursuant to procedures set forth in Section 4.16, at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Asset Sale Offer Purchase Date”).
“AVITAS” means AVITAS, Inc.
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services and any related services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own”, “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have corresponding meanings.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors or other governing body of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;
(2)with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;
(3)with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or, with respect to payments, a place of payment of the Notes.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act and, including, for avoidance of doubt, any offering of pass-through certificates by any pass-through trust established by the Parent or any of its Restricted Subsidiaries) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means, as of the date acquired, purchased or made, as applicable: (i) marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date; (ii) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of the acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s; (iii) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of three years or less from such date; (iv) investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (v) certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Credit Facilities or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250.0 million; (vi) fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date; (vii) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (i) through (vi) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds; (viii) shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s; (ix) auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days; (x) investments made pursuant to the Parent’s or any of its Restricted Subsidiaries’ investment guidelines; (xi) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million; (xii) securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and (xiii) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.
“Cash Liquidity” means, at any time, the aggregate amount of Unrestricted Cash of the Parent and its Restricted Subsidiaries, on a consolidated basis, at such time.
“Change of Control” means the occurrence of any of the following:
(1)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than the Parent or any of its Subsidiaries); or
(2)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2) (i) any such transaction where the Voting Stock of the Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (ii) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Parent with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (2), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
For avoidance of doubt, the merger or consolidation, if any, of the Parent with any Subsidiary of the Parent or any merger or consolidation, if any, of any Subsidiary of the Parent with any other Subsidiary of the Parent will not constitute a “Change of Control.”
“Clearstream” means Clearstream Banking, S.A.
“Closing Date” means the date of original issuance of the Notes.
“Co-Branded Card Agreements” means that certain Co-Branded Credit Card Program Agreement, dated as of July 8, 2016, between American Airlines, Inc. and Barclays Bank Delaware, as amended, restated, supplemented or otherwise modified from time to time, that certain Co-Branded Credit Card Program Agreement, dated as of June 30, 2016, between American Airlines, Inc. and Citibank, N.A., as amended, restated, supplemented or otherwise modified from time to time, and any other similar agreements or agreements related to the sale of miles entered into by the Parent or any of its Subsidiaries from time to time.

“Collateral” means all of the “Collateral” as defined in the Security Agreements.
“Collateral Agent” means Wilmington Trust, National Association, in its capacity as such, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Collateral Change in Law” has the meaning assigned to that term in the definition of “Core Collateral.”
“Collateral Coverage Failure” means either (i) a Collateral Coverage Ratio Failure or (ii) a Core Collateral Failure.
“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (i) the Appraised Value of the Collateral with respect to such date of determination to (ii) the sum, without duplication, of (a) the aggregate principal amount of all Pari Passu Debt then outstanding (excluding any LC Exposure that has been Cash Collateralized in accordance with the terms of the December 2016 Credit Agreement) plus (b) the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations that constitute Obligations then outstanding. All calculations of the Collateral Coverage Ratio shall be made by the Company in good faith. Neither the Trustee nor the Collateral Agent will have any responsibility for determining the Collateral Coverage Ratio. The capitalized terms “Cash Collateralized”, “Designated Hedging Obligations” and “Designated Banking Product Obligations”, “LC Exposure”, and “Obligations” used in this definition have the meanings given to such terms in the December 2016 Credit Agreement. All calculations of the Collateral Coverage Ratio shall be made on a pro forma basis after giving effect to (except as otherwise provided herein) any release or Disposition of Collateral, the pledge of any Additional Collateral (including cash and Cash Equivalents) constituting Collateral, the incurrence of Pari Passu Debt and the application of the net proceeds therefrom, or the repayment of Pari Passu Debt, in each case occurring prior to or substantially concurrently with the applicable date of determination.
“Collateral Coverage Ratio Certificate” means an Officer’s Certificate calculating the Collateral Coverage Ratio substantially in the form of Exhibit P hereto.
“Collateral Coverage Ratio Failure” means, as of any date of determination, the failure of the Collateral Coverage Ratio as of such date to be at least equal to 1.6 to 1.0.
“Collateral Documents” means the Intercreditor Agreement, any Security Agreement, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, debentures, collateral agency agreements, collateral trust agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Company and/or any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Article 9 or Section 11.03 of this Indenture.
“Collateral Proceeds Account” means a segregated account or accounts held by or under the control of the Collateral Agent (or, prior to the Discharge of Senior Priority Obligations, the Senior

Priority Representative, on behalf of the Secured Parties (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement) into which the Net Proceeds of any Recovery Event or Disposition of Collateral may be deposited.
“Commuter Slot” means any FAA Slot allocated by the FAA as a commuter slot under Title 14 of the United States Code of Federal Regulations, part 93, Subparts K and S (as amended from time to time by regulation, order or statute, or any successor or recodified regulation, order or statute imposing any operating limitations at the applicable airport).
“Company” means American Airlines, Inc., a Delaware corporation, and its successors.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the First Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the First Call Date.
“Comparable Treasury Price” means, with respect to any date of redemption, repayment, prepayment, satisfaction or discharge of Notes in connection with which the Applicable Premium is payable, the average of two Reference Treasury Dealer Quotations for such date of redemption, repayment, prepayment, satisfaction or discharge.
“Competitor” means any Person that is or becomes a competitor of the Company and is designated by the Company as such in a writing provided to the Trustee and, for so long as any GS Purchaser Beneficially Owns any Notes, the GS Purchasers.
“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(4)any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(5)depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(6)the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
(7)deductions for grants to any employee of the Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
(8)any net loss arising from the sale, exchange or other disposition of capital assets by the Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus
(9)any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus
(10)proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
(11)any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger (including the AMR Merger, any Airlines Merger or any Airline/Company Merger), disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus
(12)non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus
(13)the sum of (i) income tax credits and (ii) interest income included in computing such Consolidated Net Income;
in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan, including the Parent’s reorganization plan in connection with the AMR Merger, any Airline/Company Merger or Airlines Merger); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the Notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof (in each case whether or not successful) (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Company Merger); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2)the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;
(3)the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(4)the cumulative effect of a change in accounting principles on such Person will be excluded;
(5)the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging will be excluded;
(6)any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)the effect on such Person of any non-cash items resulting from any write-up, writedown or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Company Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;
(8)any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and
(9)any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.
“Consolidated Tangible Assets” means, as of any date of determination, Consolidated Total Assets of the Parent and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries as the total assets of the Parent and its Restricted Subsidiaries in accordance with GAAP.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Controlling Party” means (a) prior to the Disposition Date, the GS Purchasers, and (b) from and after the Disposition Date, Holders of at least a majority in aggregate principal amount of the outstanding Notes.
“Convertible Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary of the Parent (which may be guaranteed by the Parent) permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into common stock of the Parent or a parent company of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Parent or a parent company of the issuer and/or cash (in an amount determined by reference to the price of such common stock).

“Core Collateral” means the following assets:
(1)a number of FAA Slots (other than any Temporary Slots) held by the Company at DCA that is not less than the sum of (A) the product of (I) 66% and (II) 339 (or such other number that the Company may, with the consent of the Controlling Party, certify to in an officer’s certificate after the Closing Date as being the total number of FAA Slots (other than any Temporary Slots) that are Mainline Slots held by the Company at DCA) and (B) the product of (I) 66% and (II) 145 (or such other number that the Company may, with the consent of the Controlling Party, certify to in an officer’s certificate after the Closing Date as being the total number of FAA Slots (other than any Temporary Slots) that are Commuter Slots held by the Company at DCA); and
(2)a number of FAA Slots (other than any Temporary Slots) held by the Company at LGA that is not less than the product of (I) 66% and (II) 329 (or such other number that the Company may, with the consent of the Controlling Party, certify to in an officer’s certificate after the Closing Date as being the total number of FAA Slots (other than any Temporary Slots) held by the Company at LGA).
Notwithstanding the foregoing, with respect to any Slots constituting all or any portion of the Core Collateral, if any change in applicable law, rule, regulation or treaty or any change in interpretation thereof, in each case, arising following the Closing Date (a “Collateral Change in Law”), would result, directly or indirectly, in the pledge of such Collateral to the Collateral Agent (i) constituting a violation of the terms under which such Grantor was granted such right, title or interest or give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy with respect thereto, (ii) constituting a violation, default or breach of any term of any agreement for Indebtedness or any security agreement to which such Grantor was party prior to such Collateral Change in Law or (iii) entitling any governmental authority or other Person to terminate or suspend any such right, title or interest (or such Grantor’s interest in any agreement or license related thereto), then the Core Collateral shall be deemed to exclude such Slots so long as after giving pro forma effect to such exclusion (and giving effect to the inclusion of any Additional Collateral and the prepayment or redemption of any Pari Passu Debt), no Collateral Coverage Ratio Failure shall have occurred.
“Core Collateral Failure” means, as of any date of determination, the failure of the Collateral to include the Core Collateral as of such date.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.
“Credit Agreements” means (1) the 2013 Credit Agreement, (2) the 2014 Credit Agreement, (3) the April 2016 Credit Agreement, (4) the December 2016 Credit Agreement, and (5) any debt facility or credit agreement provided pursuant to any governmental authority.
“Credit Card” means any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements, including, without limitation, the Credit Agreements, providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Cure Collateral” means Additional Collateral provided pursuant to Section 4.14(b) in order to comply with Section 4.14.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“DCA” means Ronald Reagan Washington National Airport, Washington D.C.
“December 2016 Credit Agreement” means that certain credit and guaranty agreement, dated as of December 15, 2016, by and among American, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Default” means any event which, unless cured or waived, is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Discharge of Senior Priority Obligations” shall have the meaning set forth in the Intercreditor Agreement.
“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof; provided, that (1) none of (v) the reduction of the frequency of flight operations over any Scheduled Service or other scheduled service, (w) the suspension or cancellation of any Scheduled Service or other scheduled service, (x) the expiration, termination or suspension of any Pledged Route Authority, Pledged Slot or Pledged Gate Leasehold in accordance with the terms under which the applicable Grantor was granted such Pledged Route Authority, Pledged Slot or Pledged Gate Leasehold, (y) the release of any Pledged Slot or Pledged Gate Leasehold from the Collateral pursuant to Section 17 of the Slot Security Agreement or an equivalent provision with a different section reference or the equivalent provision of any SGR Security Agreement or any other Collateral Document relating to such Pledged Slot or Pledged Gate Leasehold, as applicable, shall constitute a Disposition and (2) with respect to any Spare Parts, none of (x) the transfer of possession thereof to the manufacturer thereof or any service provider for testing, overhaul, repairs, maintenance, servicing alterations or modification purposes or to any other Person for transport to the manufacturer thereof or any such service provider and any such purpose or for transfer from one location owned or used by the Company (or of any other Grantor under a Collateral Document granting a security interest in the applicable Spare Parts) to another such location, (y) the subjecting of any such Spare Part to an interchange or pooling, exchange, borrowing, maintenance or servicing arrangement or (z) the sale, transfer or exchange between or among the Company and its Affiliates to the extent such Persons are Grantors under Collateral Documents granting a security interest in the applicable Spare Parts, shall in any such case, constitute a Disposition. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disposition Date” means the first date occurring after the Closing Date on which the GS Purchasers (in the aggregate) cease to Beneficially Own more than 50% of the aggregate principal amount of the then outstanding Notes. The Disposition Date shall not be deemed to have occurred unless the Company, the Trustee and the Collateral Agent have received written notice from the GS Purchasers that the Disposition Date has occurred (it being understood that the Company, the Trustee and the Collateral Agent will be entitled to rely on any such written notice from the GS Purchasers (or the absence of any such written notice from the GS Purchasers) for purposes of this Indenture).
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia other than (i) any Restricted Subsidiary substantially all of the assets of which are equity interests in one or more Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and other assets (including cash and Cash Equivalents) relating to an ownership interest in such Foreign Subsidiaries and (ii) any Subsidiary of a Foreign Subsidiary.
“DOT” means the United States Department of Transportation and any successor thereto.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with American, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Contributions” means net cash proceeds received by the Parent after the Closing Date from:
(1)contributions to its common equity capital (other than from any Subsidiary); or
(2)the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any Subsidiary) of Qualifying Equity Interests, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(2) hereof.
“Excluded Subsidiary” means each Subsidiary of Parent (1) that is a captive insurance company, (2) that is formed or exists for purposes relating to the investment in one or more tranches of Indebtedness of any other Subsidiary, other tranches of which have been (or are to be) offered in whole or in part to Persons who are not Affiliates of Parent, (3) that is a Regional Airline, (4) that is prohibited by applicable law, rule, regulation or contract existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (5) with respect to which the Company and the Applicable Party reasonably agree that the burden or cost or other consequences of providing a guarantee of the Note Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (6) with respect to which the provision of such guarantee of the Obligations would result in material adverse tax consequences to Parent or one of its Subsidiaries (as reasonably determined by the Company and notified in writing to the Trustee), (7) that is an Unrestricted Subsidiary, (8) that is a Foreign Subsidiary or (9) AWHQ LLC.
“Existing Indebtedness” means all Indebtedness of the Parent and its Subsidiaries (other than Indebtedness incurred under clause (1) or (3) of the definition of “Permitted Debt”) in existence on the Closing Date until such amounts are repaid.
“Existing Notes” means (1) the 5.000% Senior Notes due 2022, issued by the Parent and guaranteed by American, (2) the 3.75% Senior Notes due 2025, issued by the Parent and guaranteed by American, and (3) the 11.75% Senior Secured Notes due 2025, issued by American and guaranteed by the Parent.
“FAA” means the United States Federal Aviation Administration and any successor thereto.
“FAA Slot” means, at any time of determination, in the case of airports in the United States at which landing or take-off operations are restricted, the right and operational authority to conduct a landing or take-off operation at a specific time or during a specific time period at such airport, including, without limitation, slots, arrival authorizations and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes or regulations now or hereinafter in effect.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of the Parent; provided that any such Officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be accounted for as a financing or capital lease (and, for avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842),” and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“First Call Date” means September 26, 2024.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent and certified in an Officer’s Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;
(2)the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
(2)the interest component of Finance Lease Obligations of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
(3)any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
(4)the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
(5)the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.
“Flight Simulators” means the flight simulators and flight training devices owned by the Parent or any of its Restricted Subsidiaries.
“Flyer Miles Obligations” means, at any date of determination, all payment and performance obligations of the Parent or any of its Subsidiaries under any card marketing agreement with respect to credit cards co-branded by the Parent or any of its Subsidiaries and a financial institution, which may include obligations in respect of the pre-purchase by third parties of frequent flyer miles and any other similar agreements entered into by the Parent or any of its Subsidiaries with any bank, as amended, restated, modified, supplemented, replaced or extended from time to time.
“Foreign Aviation Authority” means any non-U.S. governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the issuance or authorization (i) to serve any non-U.S. point on any Scheduled Service that any applicable Person is serving at any time and/or to conduct operations related to any Scheduled Service and Foreign Gate Leaseholds at any time and/or (ii) to hold and operate any Foreign Slots at any time.

“Foreign Gate Leasehold” means, at any time of determination, all of the right, title, privilege, interest and authority of an applicable Person to use or occupy space in an airport terminal at any airport outside the United States, that is an origin and/or destination point with respect to any Scheduled Service, in each case only to the extent necessary for such Person to provide such Scheduled Service.
“Foreign Slot” means, at any time of determination, in the case of airports outside the United States, the right and operational authority to conduct one landing or take-off operation at a specific time or during a specific time period at such airport.
“Foreign Subsidiary” means any direct or indirect Subsidiary of Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America, which, unless otherwise stated in connection with a particular metric, are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Gate Leasehold” means all of the right, title, interest, privilege and authority of any Person to use or occupy space in an airport terminal in connection with the provision of air carrier service.
“General Security Agreement” means the First Lien Security Agreement, dated as of the date hereof by and among the Company, as grantor, the other grantors party thereto from time to time and the Collateral Agent, or any other security agreement executed and delivered to the Collateral Agent substantially in the form of Exhibit J hereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(d)(3) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency (including without limitation the DOT and the FAA), authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government (including any supra-national bodies such as the European Union). Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” means (i) the Company and (ii) any Guarantor that may from time to time provide a security interest in Collateral pursuant to the Collateral Documents.
“Ground Service Equipment” means the ground service equipment, de-icers, ground support equipment, aircraft cleaning devices, materials handling equipment, passenger walkways and other similar equipment owned by the Parent or any of its Restricted Subsidiaries.
“GS Initial Purchaser” means each of West Street Strategic Solutions Fund I, L.P., WSSS Investment Holdings B, L.P., WSSS Investments I, LLC and WSSS Investments F, Inc., and their successors.
“GS Person” means (i) each GS Initial Purchaser, (ii) each other affiliated investment entity and/or other affiliate of Goldman Sachs & Co. LLC, (iii) each fund, investment entity or institutional account that is managed or sponsored by Goldman Sachs & Co. LLC or its affiliates and (iv)(a) each limited partner or investor in any investment entity, fund or other investment vehicle described in clauses (i), (ii) and (iii) and (b) each Affiliate or Approved Fund of any Person described in clause (iv)(a).
“GS Purchaser” means (i) each GS Initial Purchaser, (ii) each other affiliated investment entity and/or other affiliate of Goldman Sachs & Co. LLC, (iii) each fund, investment entity or institutional account that is managed or sponsored by Goldman Sachs & Co. LLC or its affiliates, in the case of each of the foregoing clauses (ii) and (iii), to the extent such Person is or becomes a Beneficial Owner of Notes or to which any Notes (or beneficial interests therein) are transferred or assigned.
“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guarantors” means, initially, the Parent, and after the date hereof, any Person that guarantees the Notes in accordance with Section 4.19 or Section 9.01(j) hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
For avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“Holder” means a Person in whose name a Note is registered.
“ICF” means ICF International, formerly known as ICF SH&E, Inc.
“Immaterial Subsidiaries” means one or more Subsidiaries of Parent (other than any Subsidiary that is a Guarantor, any Excluded Subsidiary, any Subsidiary that is not a Domestic Subsidiary, any Receivables Subsidiary and any Regional Airline), for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 7.5% of the total assets of Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of Parent for which internal financial statements are available) and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 7.5% of the total revenues of Parent and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of the most recent fiscal quarter of Parent for which internal financial statements are available; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, or pledges any property or assets to secure, any Note Obligations, any Pari Passu Debt or any Indebtedness secured by Junior Liens or (2) owns any properties or assets that constitute Collateral.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)in respect of banker’s acceptances;
(4)representing Finance Lease Obligations;
(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or
(6)representing any Hedging Obligations,
if, and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Notwithstanding the foregoing, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations under leases (other than leases determined to be Finance Lease Obligations under GAAP as in effect on the Closing Date), (c) obligations to fund pension plans and retiree liabilities, (d) Disqualified Stock and preferred stock, (e) Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles, (f) maintenance deferral agreements, (g) an amount recorded as indebtedness in the Parent’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (h) obligations under any of the Co-Branded Card Agreements, (i) a deferral of pre-delivery payments relating to the purchase of Aircraft Related Equipment, (j) obligations under any of the flyer miles participation agreements, (k) air traffic liability, (l) payment obligations in connection with health or other types of social security benefits, (m) payment obligations in connection with lease maintenance return conditions on leased aircraft, (n) reserves for capital tax obligations and (o) reserves for obligations under land leases.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Appraisal” means the most recent Appraisals delivered prior to the Closing Date pursuant to Section 5.06 of the December 2016 Credit Agreement.
“Initial Collateral Release Date” means the occurrence of a Disposition of Collateral that is not a Permitted Disposition pursuant to the terms hereof.
“Initial Purchaser” has the meaning set forth in the Note Purchase Agreement.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated the date hereof, by and between Citibank, N.A., as original first lien agent, Wilmington Trust, National Association, as collateral agent for the Notes, and Wilmington Trust, National Association, as Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.
“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(e) hereof. Notwithstanding the foregoing, any Equity Interests retained by the Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Parent or any Restricted Subsidiary of the Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(e) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“IP Notes” means the $1,000.0 million aggregate principal amount of the Company’s 10.75% / 12.00% PIK Senior Secured IP Notes due 2026, issued on the Closing Date.
“Junior Lien” means a Lien on the Collateral securing Indebtedness, Flyer Miles Obligations and/or other obligations, which Lien ranks junior to the Liens on the Collateral securing the Notes pursuant to the Intercreditor Agreement or any Other Intercreditor Agreement.
“LGA” means LaGuardia Airport, New York.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any transaction pursuant to clause (5) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Liquidity” means the sum of (i) all unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries, (ii) cash and Cash Equivalents of the Parent and its Restricted Subsidiaries restricted in favor of any Pari Passu Debt, (iii) the aggregate principal amount committed and available to be drawn by the Parent and its Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of the Parent and its Restricted Subsidiaries and (iv) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of the Parent or any of its Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).
“Mainline Slot” means any FAA Slot that is not a Commuter Slot.
“Marketing and Service Agreements” means those certain business, marketing and service agreements among the Parent and/or any of its Subsidiaries and regional airline carriers and such other parties or agreements from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling, marketing, alliance and joint business agreements that are entered into in the Ordinary Course of Business.
“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of the Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of this Indenture or the Collateral Documents or the rights or remedies of the Trustee, the Collateral Agent and the Holders of the Notes or (c) the ability of the Company and the Guarantors, taken as a whole, to pay the Note Obligations; provided that, for avoidance of doubt, any action taken or not taken within two years from the Closing Date in connection with or in furtherance of the AMR Merger and/or any related Airlines Merger shall be deemed not to constitute a Material Adverse Effect.
“Material Indebtedness” means any Indebtedness of the Company and/or Restricted Subsidiaries (other than the Notes) outstanding under the same agreement in a principal amount exceeding $150,000,000.
“Maturity Date” means February 15, 2026, the final scheduled maturity date of the Notes; provided that the final scheduled maturity date of the Notes (and the “Maturity Date”) may be changed to an earlier date in accordance with Section 9.01(n).
“MBA” means Morten, Beyer & Agnew.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means any mortgage, deed of trust or similar security instrument with respect to Real Property Assets constituting Collateral, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Disposition of Collateral (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Disposition of Collateral) or Recovery Event, net of: (a) the direct costs and expenses relating to such Disposition of Collateral and incurred by the Parent or a Restricted Subsidiary (including the sale or disposition of any such non-cash consideration received) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Disposition of Collateral or Recovery Event, taxes paid or payable as a result of the Disposition of Collateral or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established or to be established, in each case, in accordance with GAAP and (c) any portion of the purchase price from a Disposition of Collateral placed in escrow pursuant to the terms of such Disposition of Collateral (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Disposition of Collateral) until the termination of such escrow.
“Non-Recourse Debt” means Indebtedness:
(1)as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and
(2)as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
“Non-Recourse Financing Subsidiary” means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by the Parent of the Note Obligations or any other person providing a Guarantee pursuant to Section 4.19 or 9.01(j) under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Note Obligations” means all principal of, the Applicable Premium on, and interest on (including PIK Interest, if any; in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest; interest accruing after the maturity of the Notes; and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, any Guarantor or any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations and liabilities of the Company, the

Guarantors and the Grantors with respect to the Notes, this Indenture, the Collateral Documents and the Note Purchase Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, to any Holder, the Collateral Agent or the Trustee, whether on account of principal, the Applicable Premium, interest, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Trustee, the Collateral Agent or any GS Purchaser that are required to be paid by the Company pursuant to this Indenture or the Note Purchase Agreement) or otherwise.
“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Closing Date, among the Company, the Parent and the Initial Purchasers, as amended, restated, supplemented or otherwise modified from time to time.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest and fees accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in such indebtedness, even if such interest or fees are not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Secretary, Assistant Treasurer, the Controller, the Secretary or any Executive Vice President, Senior Vice President or Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Company by any one of the following officers of the Company: the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.03 hereof.
“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is lessee, that is not a lease representing Finance Lease Obligations.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Ordinary Course of Business” means, with respect to the Parent or any of its Subsidiaries, (a) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, the Parent and its Subsidiaries, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.

“Other Intercreditor Agreement” means a customary intercreditor agreement comparable to the Intercreditor Agreement reasonably acceptable to the Controlling Party (provided that (i) any intercreditor agreement that is substantially in the form of the Intercreditor Agreement will be deemed to be acceptable to the Controlling Party and (ii) on or after the Disposition Date, any intercreditor agreement the terms of which, taken as a whole, are no less favorable to the Secured Parties than the terms of the Intercreditor Agreement, taken as a whole, (as reasonably determined by the Company) will be deemed to be acceptable to the Controlling Party).
“Other Pari Passu Debt Amount” means, with respect to any Net Proceeds, the lesser of (i) any amount of such Net Proceeds that is required to be applied to repay, prepay, purchase or redeem any Pari Passu Debt (other than the Notes) and (ii) the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Pari Passu Debt and the denominator of which is the aggregate outstanding principal amount of the Notes and such other Pari Passu Debt.
“PAC” means Panum Aviation Consulting.
“Parent” means American Airlines Group Inc., a Delaware corporation, and its successors.
“Pari Passu Debt” means (i) the Notes and the Note Obligations, (ii) all Indebtedness under the December 2016 Credit Agreement and (iii) all other Indebtedness secured by a Pari Passu Lien.
“Pari Passu Lien” means a Lien on the Collateral that is pari passu with the Liens on the Collateral securing the Note Obligations.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common stock (or a parent company of the Parent’s common stock) purchased by the issuer of any Convertible Indebtedness in connection with the issuance of any such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer of such Convertible Indebtedness from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by such issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Parent and its Restricted Subsidiaries are engaged on the Closing Date.
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Investments” means:
(1)any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)such Person becomes a Restricted Subsidiary of the Parent; or
(b)such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
(4)any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;
(5)any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;
(6)any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;
(7)Investments represented by Hedging Obligations or made in connection therewith (including any cash collateral or other collateral that does not constitute Collateral provided to or by the Parent or any of its Subsidiaries in connection with any Hedging Obligation);
(8)loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $30.0 million at any one time outstanding;
(9)redemption or purchase of the Notes;
(10)any Guarantee of Indebtedness permitted to be incurred by Section 4.08 hereof other than a Guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;
(11)any Investment of the Parent and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date, or (b) as otherwise permitted under this Indenture;
(12)Investments or commitments to make Investments acquired after the Closing Date and any other Investments consisting of extensions, modifications or renewals of such

Investments as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Parent or a Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
(14)Receivables arising in the Ordinary Course of Business, and Investments in Receivables and related assets including pursuant to a Receivables Repurchase Obligation;
(15)Investments in connection with outsourcing initiatives in the Ordinary Course of Business;
(16)Permitted Bond Hedge Transactions which constitute Investments;
(17)Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 30% of the Consolidated Total Assets of the Parent and its Restricted Subsidiaries at the time of such Investment;
(18)Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (18) shall not be permitted if unreimbursed within 90 days of any such extension of credit;
(19)Investments in connection with financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;
(20)Investments in Non-Recourse Financing Subsidiaries (other than Receivables Subsidiaries in connection with Qualified Receivables Transactions), in an aggregate amount outstanding at any time not to exceed $300.0 million;
(21)Investments consisting of payments to or on behalf of any Person (including without limitation any third-party service provider) for purposes of improving or reconfiguring aircraft or Aircraft Related Equipment owned or operated by such Person in order to enhance or improve the brand under which the Parent or any of its Affiliates operate, in an aggregate amount outstanding at any time not to exceed $300.0 million;
(22)Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements,

agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (22) (excluding Investments existing on the Closing Date) shall not exceed $300.0 million at any time outstanding;
(23)Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;
(24)Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;
(25)Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Parent or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;
(26)Investments made in Unrestricted Subsidiaries not to exceed $30.0 million in any fiscal year in the aggregate;
(27)Investments (including through special-purpose subsidiaries or Unrestricted Subsidiaries) in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply and sales, in each case, in the Ordinary Course of Business;
(28)Investments consisting of advances and loans to Affiliates of the Parent or any other Guarantor, in an aggregate amount outstanding at any time not to exceed $300.0 million;
(29)Investments in connection with outsourcing initiatives in the Ordinary Course of Business;
(30)guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Parent or any of its Restricted Subsidiaries in connection with the regional air carrier’s business with the Parent or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Parent or any of its Restricted Subsidiaries provides ground handling services;
(31)so long as no Default has occurred and is continuing, any Investment by the Parent and/or any Restricted Subsidiary of the Parent; and
(32)Investments consisting of guarantees of Indebtedness of any Person to the extent that such Indebtedness is incurred by such Person in connection with activities related to the business of the Parent or any Restricted Subsidiary of the Parent and the Parent has determined that the incurrence of such Indebtedness is beneficial to the business of the Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300.0 million.

“Permitted Disposition” means any of the following:
(1)Dispositions between or among any of (x) if the Parent is a Grantor (or the Parent shall become a Grantor simultaneous with such Disposition), the Parent, and (y) any of its Restricted Subsidiaries that are Grantors (including any Person that shall become a Grantor simultaneous with such Disposition); provided that (i) concurrently with any Disposition of Collateral to any such Grantor or any Person that shall become a Grantor simultaneous with such Disposition, such Grantor or Person shall have granted a security interest in such Collateral to the Collateral Agent pursuant to a security agreement or mortgage, as applicable, in substantially the same form as the security agreement or mortgage covering such Collateral prior to such Disposition; and (ii) if reasonably requested by the Applicable Party, concurrently with, or promptly after, such Disposition, the Collateral Agent shall receive an Opinion of Counsel (x) in the case of Collateral that consists of Route Authorities, Slots and/or Gate Leaseholds, as to the creation and perfection under Article 9 of the UCC of the Lien of the security agreement or mortgage, as applicable, and subject to assumptions and qualifications, and (y) in the case of any other Collateral, as to the creation and perfection of the Lien of such security agreement or mortgage, as applicable, in form and substance reasonably satisfactory to the Applicable Party; provided further, that following such Disposition, such Collateral is subject to a Lien with the priority and perfection required by the applicable Collateral Document immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties;
(2)any Liens not prohibited by Section 4.12 (other than any Liens pursuant to clause (12) of the definition of “Permitted Liens”);
(3)Disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(4)the abandonment or Disposition of assets (other than Pledged Slots) no longer useful or used in the business of Parent and its Restricted Subsidiaries; provided that such abandonment or Disposition is (A) in the Ordinary Course of Business and (B) with respect to assets that are not material to the business of the Parent and its Restricted Subsidiaries taken as a whole;
(5)the lease or sublease of, use, license or sublicense agreement, swap or exchange agreement or similar arrangement with respect to, assets and properties that constitute Collateral in the Ordinary Course of Business (excluding Pledged Slots other than any Pledged Slot or Pledged Gate Leasehold, in each case, used in Scheduled Services and pledged pursuant to the SGR Security Agreement (the “Leased Collateral”) so long as, (A) such transaction has a term of one year or less, or in the case of Leased Collateral comprised of Pledged Slots used in Scheduled Services (“Leased Slots”), does not extend beyond three comparable IATA traffic seasons or (B) if the term of such transaction is longer than provided for in clause (5)(A), a Responsible Officer of the Company determines in good faith and certifies in a Collateral Coverage Ratio Certificate delivered to the Trustee and the Collateral Agent prior to entering into any such transaction that (i) immediately after giving effect to such transaction, the Collateral Coverage Ratio with respect to the date of commencement of such transaction (for purposes of calculating such Collateral Coverage Ratio, including the Appraised Value of the Leased Collateral but excluding the proceeds of such transaction and the intended use thereof) would be at least 1.6 to 1.0; provided that in the event that the Leased Collateral is comprised of one or more Leased Slots, (x) the Company shall deliver to the Trustee and the Collateral Agent an Appraisal of the portion of such Collateral comprised of Route Authorities, Slots and/or Foreign Gate Leaseholds, which Appraisal gives pro forma effect to such transaction with respect to such Leased Slots and (y) the Appraised Value stated in such Appraisal shall be used as the value of the portion of such Collateral comprised of Route Authorities, Slots and/or Foreign Gate Leaseholds in the calculation of the Collateral Coverage Ratio with respect to the date of commencement of such transaction, (ii) the Collateral Agent’s Liens on such Collateral are not materially adversely affected by such transaction; provided that the certification in this clause (ii) shall not be required with respect to any such Leased Collateral comprised of Slots and/or Foreign Gate Leaseholds and (iii) no Event of Default exists at the time of such transaction;
(6)any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case with respect to any Slot (whether accomplished by modification, substitution or exchange or swap) for which no consideration is received by the Company or any of its Affiliates; provided that in the event that any such retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case, with respect to any Slot shall be deemed to constitute a new Slot, such new Slot shall not constitute consideration received by the Company or any of its Affiliates for purposes of this clause (6);
(7)any Disposition of Collateral comprised of a Route Authority, Slot or Gate Leasehold resulting from any legislation, regulation, policy or other action of the FAA, the DOT, any applicable Foreign Aviation Authority, Airport Authority or any other Governmental Authority that affects the existence, availability or value of properties or rights of the same type as the Route Authorities, Slots or Gate Leaseholds to air carriers generally (and not solely to the Company), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport and for which no consideration is received by the Company or any of its Affiliates; provided that any other Route Authority, Slot or Gate Leasehold and any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to the terminal access or seating capacity with respect to any Slot received by the Company or any of its Affiliates in connection with such Disposition shall not constitute consideration;
(8)any Disposition of property resulting from an event of loss with respect to any aircraft, airframe, engine or spare engine if the Grantor is replacing such aircraft, airframe, engine or spare engine in accordance with the terms of the applicable Aircraft Security Agreement or Spare Engines Security Agreement;
(9)any Disposition of Collateral permitted by any of the Collateral Documents (to the extent such permission is not made by cross-reference to, or incorporation by reference of, a Disposition of Collateral permitted under Section 4.15); and

(10)any Slot Arrangement not otherwise permitted in clauses (1) through (9) above, so long as:
(i)(A) such Slot Arrangement is entered into with any other Person if such Slot Arrangement is subject and subordinated to the rights of the Collateral Agent under the applicable Collateral Documents on terms reasonably satisfactory to the Applicable Party (provided that, in connection with the Collateral Agent’s enforcement of any remedies under this Indenture, the Collateral Agent shall not terminate or otherwise interfere with such Slot Arrangement prior to its expiration pursuant to the terms thereof), (B) as of the date of the entry into such Slot Arrangement, no Event of Default shall have occurred and be continuing and (C) as of the date of the entry into such Slot Arrangement, the Company shall be in compliance with Section 6.08;
(ii)such Slot Arrangement is effected in the Ordinary Course of Business of the Parent or any Subsidiary of the Parent in managing its portfolio of Slots and does not result in the sale or loss of the Parent’s or such Subsidiary of the Parent’s ownership interest in Pledged Slots subject to such Slot Arrangement; provided, that if any such Slot Arrangement is for a term in excess of one year, (a) such Slot Arrangement shall be subject and subordinate to the rights (including remedies) of the Trustee and the Collateral Agent under the applicable Collateral Documents or (b) if all Pledged Slots subject to such Slot Arrangement were excluded from the Collateral, no Collateral Coverage Failure would occur; provided further, that for avoidance of doubt successive Slot Arrangements for terms not in excess of one year (including any Slot Arrangements that are renewed) shall not be subject to the immediately preceding proviso;
(iii)such Slot Arrangement is for purposes of operations by another airline operating under a brand associated with the Company or otherwise operating routes at the Company’s direction under a code share agreement, capacity purchase agreement, pro-rate agreement or similar arrangement between such airline and the Company; provided, that such Slot Arrangement shall not result in the sale or loss of the Parent’s or any Subsidiary of the Parent’s ownership interest in Pledged Slots subject to such Slot Arrangement; provided further, that if any such Slot Arrangement is for a term in excess of one year, (a) such Slot Arrangement shall be subject and subordinate to the rights (including remedies) of the Trustee and the Collateral Agent under the applicable Collateral Documents or (b) if all Pledged Slots subject to such Slot Arrangement were excluded from the Collateral, no Collateral Coverage Failure would occur; provided further, that for avoidance of doubt successive Slot Arrangements for terms not in excess of one year (including any Slot Arrangements that are renewed) shall not be subject to the immediately preceding proviso; or

(iv)such Slot Arrangement is subject and subordinated to the rights (including remedies) of the Collateral Agent under the applicable Collateral Documents on terms reasonably satisfactory to the Applicable Party.
“Permitted Liens” means:
(1)Liens held by the Collateral Agent securing the Note Obligations;
(2)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(3)Liens imposed by law, including carriers’, vendors’, materialmen’s, warehousemen’s, landlord’s, mechanics’, repairmen’s, employees’ or other like Liens, in each case, incurred in the Ordinary Course of Business;
(4)Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(5)Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction,” incurred in connection with a Qualified Receivables Transaction;
(6)(A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set off in favor of the depository bank or securities intermediary in respect of any letter of credit account or the Collateral Proceeds Account;
(7)licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine or any other Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Parent and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject to the Liens granted to the Collateral Agent pursuant to the Collateral Documents or (B) otherwise expressly permitted by the Collateral Documents;
(8)mortgages, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, reservations, encroachments, land use restrictions, encumbrances or other similar matters and title defects, in each case as they relate to Real Property Assets, which (A) do not interfere materially with the ordinary conduct of the business of the Parent and its Subsidiaries, taken as a whole, or their utilization of such property, (B) do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Parent and its Subsidiaries, taken as a whole and (C) do not materially adversely affect the marketability of the applicable property;
(9)salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Spare Parts or any Additional Collateral, if any;
(10)in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
(11)Liens incurred in the Ordinary Course of Business of the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed in the aggregate $30,000,000 at any one time outstanding; provided that such Liens do not secure any Indebtedness (other than Finance Lease Obligations) or Flyer Miles Obligations;
(12)Liens directly resulting from (x) any Disposition permitted under Section 4.15 or (y) any sale of such Collateral in compliance with Section 4.15 (in each case of this clause (12), other than any Disposition or sale pursuant to clause (4) of the definition of “Permitted Disposition”;
(13)any (x) Transfer Restriction that applies to the transfer or assignment (other than the pledge, grant or creation of a security interest or mortgage) of any asset, right or property constituting Collateral and (y) Liens due to any Collateral Change in Law that applies to any Collateral;
(14)with respect to engines (including spare engines) or parts (including spare parts), Liens relating to any pooling, exchange, interchange, borrowing or maintenance servicing agreement or arrangement entered into in the Ordinary Course of Business;
(15)with respect to spare parts (including Spare Parts), purchase money security interest Liens held by a vendor for goods purchased from such vendor, in each case arising in the Ordinary Course of Business and for which the Company or the applicable Grantor pays such vendor within 60 days of such purchase;
(16)Liens on Collateral permitted by any of the Collateral Documents;
(17)Pari Passu Liens securing (a) (I) Indebtedness and other Obligations under the December 2016 Credit Agreement (including the revolving and term loan facilities thereof) and/or (II) any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness or other Obligations specified in the foregoing clause (I); provided that in the case of clause (a)(I) (in connection with any incurrence of Indebtedness under the December 2016 Credit Agreement) and in the case of clause (a)(II), immediately after giving pro forma effect thereto, the use of proceeds therefrom and the pledge of additional assets as Additional Collateral (if any), the Collateral Coverage Ratio shall be no less than 1.6 to 1.0, (b) [Reserved] and (c) other Pari Passu Debt and all Obligations relating thereto; provided that in the case of this clause (c), (i) immediately after giving pro forma effect thereto, the use of proceeds therefrom and the pledge of additional assets as Additional Collateral (if any) (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Collateral Coverage Ratio shall be no less than 1.6 to 1.0 and the aggregate amount of Liquidity shall be no less than $2,000,000,000; (ii) such Indebtedness is not secured by any property or assets other than the Collateral (unless such property or assets also secure the Note Obligations on a pari passu basis with such Indebtedness), and such Indebtedness is subject to the Intercreditor Agreement or any Other Intercreditor Agreement; (iii) such Indebtedness shall benefit only from substantially the same guarantees as the guarantees of the Notes; (iv) such Indebtedness shall not mature earlier than, or have a Weighted Average Life to Maturity shorter than, that of the Notes (unless the final scheduled maturity date of the Notes (and the “Maturity Date”) is changed to an earlier date in accordance with Section 9.01(n) to the extent necessary so that such Indebtedness does not mature earlier than, or have a Weighted Average Life to Maturity shorter than, that of the Notes; provided that, if, after giving effect thereto, the Notes would become due and payable on or prior to the fifth anniversary of the Closing Date, then the Company must pay the Applicable Premium upon any such date that the Notes become due and payable (including on the Maturity Date (as so changed))); and (d) any Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any such Indebtedness specified in the foregoing clauses (b) or (c) of this clause (17); provided that in the case of this clause (d), immediately after giving pro forma effect thereto, the use of proceeds therefrom and the pledge of additional assets as Additional Collateral (if any), the Collateral Coverage Ratio shall be no less than 1.6 to 1.0;
(18)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;
(19)in the case of any leased real property, any interest or title of the lessor thereof;
(20)Liens of creditors of any Person to whom the Parent’s or any of its Restricted Subsidiaries’ assets constituting Collateral of the type described in clause (b), (c), (d), (e), (f) or (g) of the definition of “Additional Collateral” are consigned for sale in the Ordinary Course of Business, so long as such Liens of such creditors are subject and subordinate to the Liens of the Collateral Agent on such Collateral;
(21)Liens on Pledged Slots attributable to any Slot Arrangement or to the usage of any Slot by the Company or an Affiliate of the Company;
(22)Liens on Slots constituting Collateral attributable to any Slot Arrangement; provided that such Liens are required to be released or will cease to be effective upon the termination or expiration of such Slot Arrangement;
(23)Liens arising from precautionary UCC and similar financing statements relating to Operating Leases not otherwise prohibited under this Indenture or any Collateral Document;

(24)Liens on Ground Service Equipment constituting Collateral solely to the extent attributable to the possession or use of such Ground Service Equipment constituting Collateral by the Parent or any Subsidiary of the Parent, so long as such Liens are subject and subordinate to the Lien of the Collateral Agent on such Collateral; and
(25)Junior Liens (including the Junior Liens securing the IP Notes and all Obligations relating thereto); provided that such Liens, and the Indebtedness or other Obligations secured thereby, are subject to the Intercreditor Agreement or an Other Intercreditor Agreement.
“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
(2)if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes;
(3)if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(4)notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent’s common stock (or a parent company of the Parent’s common stock) sold by the Parent substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” means any “employee benefit plan” (other than a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA), that is maintained or is contributed to by the Company or any ERISA Affiliate and that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Pledged Foreign Gate Leaseholds” means, as of any date, the Foreign Gate Leaseholds included in the Collateral as of such date, if any.
“Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date, if any.
“Pledged Route Authorities” means, as of any date, the Route Authorities included in the Collateral as of such date, if any.
“Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date, if any.
“Pledged Spare Parts” means, as of any date, the Spare Parts included in the Collateral as of such date, if any.
“Precedent SGR Appraisal” means that certain appraisal dated as of April 8, 2015 and delivered in connection with that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 by and among the Parent, the Company and Citibank N.A., as administrative agent and collateral agent.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QEC Kits” means the quick engine change kits owned by the Parent or any of its Restricted Subsidiaries.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Parent or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Qualifying Equity Interests” means Equity Interests of the Parent other than Disqualified Stock.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
“Real Property Assets” means parcels of real property owned in fee by the Company or any other Grantor and together with, in each case, all buildings, improvements, facilities, appurtenant fixtures and equipment, easements and other property and rights incidental or appurtenant to the ownership of such parcel of real property or any leasehold interests in real property held by the Company or any other Grantor.
“Receivables” means Accounts, and shall also include ticket receivables, sales of frequent flyer miles and other present and future revenues and receivables that may be the subset of a Qualified Receivables Transaction or another financing transaction.
“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means (x) a Subsidiary of the Parent which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any Restricted Subsidiary of the Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Parent or any Restricted Subsidiary of the Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Parent or any Subsidiary of the Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither the Parent nor any Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither the Parent nor any Subsidiary of the Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results or (y) any Subsidiary of a Receivables Subsidiary. Any such designation by the Board of Directors of the Parent will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. For avoidance of doubt, the Parent and any Restricted Subsidiary of the Parent may enter into Standard Securitization Undertakings for the benefit of a Receivables Subsidiary.
“Recovery Event” means any settlement of or payment by the applicable insurer in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Collateral Agent).
“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, repayment, prepayment, satisfaction or discharge, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption, repayment, prepayment, satisfaction or discharge.
“Regional Airline” means Envoy Aviation Group Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. and their respective Subsidiaries.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular matter with respect to this Indenture, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless expressly indicated otherwise, each reference to a “Restricted Subsidiary” in this Indenture shall be deemed to refer to a Restricted Subsidiary of the Parent.
“Route Authority” means any route authority (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT or any other Governmental Authority and held by any Person pursuant to any treaties or agreements entered into by any applicable Governmental Authority and as in effect from time to time that permit such Person to operate international air carrier service.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings and its successors.
“Sage” means Sage Popovich, Inc.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to the Parent or another Restricted Subsidiary of the Parent and (2) an issuance of directors’ qualifying shares.

“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Scheduled Service” means, at any time of determination, any non-stop scheduled air carrier service being operated by any Grantor at such time that constitutes a “Scheduled Service” pursuant to any Security Agreement.
“SEC” means the Securities and Exchange Commission.
“Secured Parties” means the Holders, the Trustee, the Collateral Agent and each other holder of Note Obligations.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means any Slot Security Agreement, SGR Security Agreement, Aircraft Security Agreement, General Security Agreement, Spare Parts Security Agreement, Spare Engines Security Agreement or Mortgage.
“Senior Priority Representative” has the meaning set forth in the Intercreditor Agreement.
“SGR Security Agreement” means any security agreement related to Route Authorities, Slots and/or Foreign Gate Leaseholds substantially in the form of Exhibit L hereto, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.
“Slot” means each FAA Slot and each Foreign Slot.
“Slot Arrangement” means any lease or sublease of, or use or license agreements with respect to, Collateral that is comprised of Pledged Slots that are pledged pursuant to the Slot Security Agreement and swap agreements or similar arrangements with respect to such Pledged Slots.
“Slot Security Agreement” means the First Lien Slot Security Agreement, dated as of the date hereof by and among the Company, as grantor, the other grantors party thereto from time to time and the Collateral Agent, or any other security agreement executed and delivered to the Collateral Agent substantially in the form of Exhibit K hereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time
“Spare Engines Security Agreement” means any security agreement related to aircraft engines substantially in the form of Exhibit O hereto, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

“Spare Parts” means any and all appliances, parts, instruments, appurtenances, accessories, avionics, furnishings, seats and other equipment of whatever nature which are of the type of aircraft spare parts other than any QEC Kits, excluding any such spare parts to the extent installed on any aircraft or engine from time to time.
“Spare Parts Facility Appraisal” means that certain appraisal, dated March 10, 2016 and delivered in connection with that certain Credit and Guaranty Agreement, dated as of April 29, 2016 by and among the Parent, American and Barclays Bank PLC, as administrative agent and collateral agent.
“Spare Parts Locations” has the meaning set forth in any applicable Spare Parts Security Agreement.
“Spare Parts Security Agreement” means any security agreement related to Spare Parts substantially in the form of Exhibit M hereto, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.
“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable.
“Subsidiary” means, with respect to any Person:
(1)any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Temporary FAA Slot” means an FAA Slot that was obtained by a Grantor from another air carrier pursuant to an agreement (including but not limited to a loan agreement, lease agreement, slot exchange agreement or a slot release agreement) and is held by such Grantor on a temporary basis.
“Temporary Foreign Slot” means a Foreign Slot that was obtained by a Grantor from another air carrier pursuant to an agreement (including but not limited to a loan agreement, lease agreement, slot exchange agreement or a slot release agreement) and is held by such Grantor on a temporary basis.
“Temporary Slot” means any Temporary FAA Slot or any Temporary Foreign Slot and any FAA Slot or Foreign Slot subject to a Transfer Restriction, in each case, for so long as such Transfer Restriction is in effect.
“Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
“Transfer Restriction” means, with respect to any grant of a security interest in any Slots, Route Authorities or Gate Leaseholds, any prohibition, restriction or consent requirement, whether arising under contract, applicable law, rule or regulation, or otherwise, relating to the transfer or assignment by a Grantor of, or the pledge, grant, or creation by a Grantor of a security interest or mortgage in, any right, title or interest in any asset, right or property, or any claim, right or benefit arising thereunder or resulting therefrom, if any such transfer or assignment thereof (or any pledge, grant or creation of a security interest or mortgage therein) or any attempt to so transfer, assign, pledge, grant or create, in contravention or violation of any such prohibition or restriction or without any required consent of any Person would (i) constitute a violation of the terms under which such Grantor was granted such right, title or interest or give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy with respect thereto, (ii) entitle any Governmental Authority or other Person to terminate or suspend any such right, title or interest (or such Grantor’s interest in any agreement or license related thereto), or (iii) be prohibited by or violate any applicable law, rule or regulation, except, in any case, to the extent such “Transfer Restriction” shall be rendered ineffective (both to the extent that it (x) prohibits, restricts or requires consent and (y) gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy) by virtue of any applicable law, including, but not limited to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC, to the extent applicable (or any corresponding sections of the UCC in a jurisdiction other than the State of New York to the extent applicable).
“Transferee Certificate” means a certificate substantially in the form of Exhibit I hereto, which certificate attaches satisfactory evidence to the Company that the signatory thereto is a non-objecting beneficial owner with respect to the Notes.
“Treasury Rate” means, with respect to any date of redemption, repayment, prepayment, satisfaction or discharge, (1) the yield, under the heading which represents the average for the immediately preceding week, as reported on the most recent H.15 page available through the website of the Board of Governors of the Federal Reserve System, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the First Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, repayment, prepayment, satisfaction or discharge. The Treasury Rate shall be calculated on the third Business Day preceding such date redemption, repayment, prepayment, satisfaction or discharge.
“Trustee” means Wilmington Trust, National Association in its capacity as such, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Cash” means cash and Cash Equivalents of the Parent that (i) may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheets of the Parent or (ii) may be classified, in accordance with GAAP, as “restricted” on the consolidated balance sheets of the Parent solely in favor of the secured parties pursuant to any secured Credit Facility; provided, however, that Unrestricted Cash shall not include (a) cash or Cash Equivalents deposited as additional “collateral” for the obligations under a secured Credit Facility, (b) passenger facility charges or (c) cash, Cash Equivalents or other assets carried in deposit accounts and securities accounts pursuant to the terms of a secured Credit Facility to the extent the secured parties thereunder are exercising control of such accounts.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary in compliance with Section 4.11 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:
(1)has no Indebtedness other than Non-Recourse Debt;
(2)is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent involving aggregate payments or consideration in excess of $60,000,000, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted

Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;
(3)is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries; and
(5)does not own any assets or properties that are described in this Indenture or in the Collateral Documents as Collateral (without giving effect to references therein to Grantors).
“US Airways” means US Airways, Inc., a Delaware corporation, which merged with and into the Parent with the Parent as the surviving entity, or such entity’s successor.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)the then outstanding principal amount of such Indebtedness.
Section 1.02Other Definitions.

Term	Defined in Section
“Acceleration Event”	6.02
“Authentication Order”	2.02
“Bankruptcy Custodian”	6.01
“Calculation Date”	1.01
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.04
“DTC”	2.03

“Event of Default”	6.01
“incur”	4.08
“Interest Period”	Ex. A
“Leased Collateral”	1.01
“Legal Defeasance”	8.03
“Leased Slots”	1.01
“Paying Agent”	2.03
“Permitted Debt”	4.08
“Permitted Person”	1.01
“PIK Interest”	Ex. A
“PIK Notes”	2.01
“PIK Notice”	2.01
“PIK Option”	Ex. A
“PIK Payment”	2.01
“Primary Treasury Dealer”	1.01
“Registrar”	2.03
“Restricted Payments”	4.07
“TIA”	1.03
“Transfer”	2.06

Section 1.03Application of Trust Indenture Act
. This Indenture is not and will not be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). Notwithstanding anything in this Indenture to the contrary, the TIA shall not apply and none of the Company, the Guarantors, the Trustee or the Collateral Agent shall be required to comply with the TIA.
Section 1.04Rules of Construction.
    Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” is not limiting;
(5)words in the singular include the plural, and in the plural include the singular;
(6)“will” shall be interpreted to express a command;
(7)provisions apply to successive events and transactions; and

(8)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest). Notwithstanding anything in this Indenture or any Collateral Document to the contrary, the aggregate principal amount of Notes that may be issued, authenticated and delivered hereunder may not exceed $200,000,000 (provided that nothing in this sentence shall restrict the making of PIK Payments or the issuance of any Notes pursuant to Sections 2.06 and 2.07; provided further that in no event shall the aggregate principal amount of Notes outstanding at any time under this Indenture exceed $200,000,000 (exclusive of PIK Payments)).
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Global Notes and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and PIK Payments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or, in the case of an increase resulting from the payment of PIK Interest, in accordance with the provisions hereof. Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).
(c)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and

the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
(d)PIK Payments. If the Company is permitted to exercise the PIK Option for any Interest Period and does so exercise the PIK Option with respect to such Interest Period, the Company shall pay the applicable amount of PIK Interest for such Interest Period in respect of each outstanding Note on the Interest Payment Date in respect of such Interest Period. On any Interest Payment Date on which the Company pays PIK Interest (a “PIK Payment”), PIK Interest on the Notes will be payable (1) with respect to Global Notes, by increasing the principal amount of each outstanding Global Note at the end of such Interest Period by an amount equal to the amount of PIK Interest applicable to such outstanding Global Note (rounded up to the nearest whole Dollar) for the relevant Interest Period, as provided in the PIK Notice, to the credit of the Holders on the relevant record date, which shall upon receipt of an Authentication Order be recorded in the Registrar’s books and records and in the “Schedule of Increases or Decreases in the Global Note”, and (2) with respect to Definitive Notes, by issuing additional Notes (“PIK Notes”) in definitive form in an aggregate principal amount equal to the amount of PIK Interest applicable to each outstanding Definitive Note (rounded up to the nearest whole Dollar) for the relevant Interest Period, as provided in the PIK Notice, and the Trustee will, at the written order of the Company, authenticate and deliver such PIK Notes in definitive form for original issuance to the Holders on the relevant record date, as shown by the records of the Registrar. Any PIK Notes issued in definitive form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes will be governed by, and subject to the terms (including the maturity date), provisions and conditions of, this Indenture and will have the same rights and benefits as the Notes issued on the Closing Date. Following any increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Unless the context otherwise requires, for all purposes under this Indenture (including for purposes of calculating any redemption price or redemption amount), references to the “principal” and the “principal amount” of any Notes includes any increase in the principal amount thereof due to the addition of PIK Interest thereto as a result of any PIK Payment. If the Company is permitted to exercise the PIK Option for any Interest Period and desires to exercise the PIK Option for such Interest Period, the Company must deliver a notice to the Trustee no later than the day that is twenty days prior to the Interest Payment Date in respect of such Interest Period, which notice (x) indicates the amount of PIK Interest and cash interest that will be paid in respect of such Interest Period on the Interest Payment Date in respect of such Interest Period, (y) certifies that the Company is permitted to exercise the PIK Option for such Interest Period pursuant to the terms of the Indenture and the Notes and is so exercising the PIK Option for such Interest Period and (z) directs the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with this paragraph, which notification the Trustee and Paying Agent shall be entitled to rely upon (such notice, a “PIK Notice”). Notwithstanding anything to the contrary contained in this Indenture or the Notes, whenever under this Indenture or the Notes accrued and unpaid interest is required to be paid in connection with a payment of principal on the Notes (whether in connection with a redemption, repurchase, Change of Control Offer, Asset Sale Offer, acceleration, or otherwise), such interest will be paid in cash (and not as PIK Interest) at the rate applicable to the payment of interest entirely in cash (i.e., 10.75%) and not the rate applicable upon exercise of the PIK Option (i.e., 12.00%), regardless of whether or not the Company has delivered a PIK Notice with respect to the current Interest Period.
Section 2.02Execution and Authentication.
    At least one Officer must sign the Notes for the Company by manual, facsimile or other electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), (a) authenticate Notes for original issue that may be validly issued under this Indenture, and (b) increase the principal amount of any Note as a result of a PIK Payment in the amount set forth in the PIK Notice. The Trustee shall be entitled to rely conclusively upon such Authentication Order in increasing the principal amount of the Notes as a result of a PIK Payment or authenticating PIK Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except for the making of PIK Payments and as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03Registrar and Paying Agent.
    The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04Paying Agent to Hold Money in Trust.
    The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, the Applicable Premium on, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05Holder Lists.
    The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1)the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or
(2)the Company executes and delivers an Officer’s Certificate to such effect to the Trustee; or
(3)there has occurred and is continuing a Default or Event of Default with respect to the Notes and owners of beneficial interests in the Global Note in an amount not less than a majority of the aggregate outstanding principal amount of such Global Note have delivered to the Company and the Trustee a notice indicating that the continuation of the book-entry system through the Depositary is no longer in the best interests of the holders of such beneficial interests; or

(4)as otherwise agreed by the Company and a holder of a beneficial interest in a Global Note.
Upon the occurrence of any of the preceding events in subparagraph (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
    and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange the Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
    and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(B) or (3) above at a time when an Unrestricted Global

Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange the Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer the Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER OF THE NOTES EVIDENCED HEREBY AGREES TO THE FOREGOING TRANSFER RESTRICTIONS AND EACH HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
BY ACCEPTING THIS NOTE EACH HOLDER AND EACH TRANSFEREE IS DEEMED TO REPRESENT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN (WHICH TERM INCLUDES (A) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED) (“ERISA”), (B) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (C) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY PLANS DESCRIBED ABOVE IN CLAUSE (A) OR (B), OR (II) ITS PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST THEREIN

SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.”
(3)Regulation S Global Note Legend. Each Regulation S Global Note will bear a legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE NOTE IS REGISTERED UNDER THE SECURITIES ACT OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THIS NOTE.”
(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.07, 4.10, 4.16 and 9.04 hereof).
(3)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)Notwithstanding anything in this Indenture to the contrary, unless an Event of Default has occurred and is continuing, no record or beneficial owner of the Notes may transfer any Notes or any beneficial interest therein without the prior written consent of the Company (such consent to not be unreasonably withheld or delayed); provided however, that the Company’s consent will be deemed given with respect to a proposed transfer if no response is received within ten (10) Business Days after having received a written request from such record or beneficial owner of the Notes pursuant to this Section 2.06(h)(4); provided, further, that
(A)no consent of the Company shall be required for any transfer of any Notes or any beneficial interest therein to any GS Person;
(B)no sale, pledge, assignment or other transfer of any Notes or any beneficial interest therein will be permitted to any Competitor;
(C)no transfer of any Notes or any beneficial interest therein will be permitted to any Person unless and until such Person delivers to the Company and the Trustee a Transferee Certificate (attaching evidence that such Person has made an election to be a non-objecting beneficial owner) and, if the consent of the Company is required for such transfer, with an acknowledgement thereof by the Company as provided therein; and
(D)any record or beneficial owner of the Notes may at any time pledge or assign a security interest in all or any portion of its rights under the Notes or this Indenture to secure obligations of such record or beneficial owner of the Notes, and this Section 2.06(h)(4) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall substitute any such pledgee or assignee for such record or beneficial owner of the Notes as a record or beneficial owner of the Notes; provided, further, that no such pledge or assignment of a security interest shall create or increase any liability or obligation of the Parent, the Company or any of their Affiliates whatsoever, whether under this Indenture, the Notes, the Collateral Documents or otherwise.
(5)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(6)Neither the Registrar nor the Company will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(7)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, the Applicable Premium and interest on, the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(8)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(9)All certifications, certificates and Opinions of Counsel required to be submitted to the Company and the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, PDF or similar electronic transmission.
Notwithstanding anything to the contrary herein, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws or Section 2.06(h)(4). Nothing herein shall impose any obligation or liability upon the Trustee or Registrar in respect of any transfer of Notes (or beneficial interests therein) of which the Trustee or Registrar has no knowledge.
Section 2.07Replacement Notes.
    If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08Outstanding Notes.
    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this

Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. For avoidance of doubt, the aggregate principal amount outstanding under any Note shall include any increase in the outstanding principal amount of such Note as a result of any PIK Payment.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date the Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09Treasury Notes.
    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10Temporary Notes.
    Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11Cancellation.
    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the customary procedures of the Trustee). Certification of the cancellation of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12Defaulted Interest.
    If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13Reserved.
Section 2.14No Reissuance of Notes.
    The Company may not reissue a Note that has matured, been redeemed, been purchased by the Company at the Holder’s option upon a Change of Control or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01Notice to Trustee.
    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(1)the clause of this Indenture pursuant to which the redemption shall occur;
(2)the redemption date;
(3)the principal amount of Notes to be redeemed; and
(4)the redemption price and the amount of accrued and unpaid interest to the redemption date.
If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
Section 3.02Selection of Notes to Be Redeemed or Purchased.

    If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed subject to DTC’s Applicable Procedures for Global Notes in any manner that the Trustee deems fair and appropriate, including by lot, pro rata or other method. The Trustee shall make the selection at least 10 days but no more than 60 days before the redemption date from Notes outstanding not previously called for redemption. The Trustee will select the Notes to be redeemed in principal amounts of $100,000 or integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest). If less than all outstanding Notes are to be redeemed, any selection of Notes to be redeemed shall be subject to the Applicable Procedures in the case of any Global Note. The Trustee will make the selection at least 10 days but no more than 60 days before the redemption date from outstanding Notes not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03Notice of Redemption.
    At least 10 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.
The notice shall identify the Notes to be redeemed and shall state:
(a)the redemption date;
(b)the redemption price;
(c)the name and address of the Paying Agent;
(d)if any Notes are being redeemed in part, the portion of the principal amount of the Notes to be redeemed and that, after the redemption date and upon surrender of the Notes, new Notes in principal amount equal to the unredeemed portion of the original Notes shall be issued in the name of the Holder thereof upon cancellation of the original Notes;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that interest on the Notes called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price;
(g)the CUSIP number, if any; and
(h)any other information as may be required by the terms of the Notes being redeemed.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s

Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.
Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.
Section 3.04Effect of Notice of Redemption.
    Once notice of redemption is mailed as provided in Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price plus accrued interest, to the redemption date. If the redemption notice is given and funds deposited as required by Section 3.05, then interest will cease to accrue on and after the redemption date on the Notes or portions of such Notes called for redemption.
Section 3.05Deposit of Redemption or Purchase Price.
    On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, on all Notes to be redeemed on that date. In the event that any redemption date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.
Section 3.06Notes Redeemed or Purchased in Part.
    Upon surrender of Notes that are redeemed in part, the Trustee shall authenticate for the Holder a new Note of the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07Optional Redemption.
(a)The Company, at its option, may redeem the Notes in whole at any time or in part from time to time, at a redemption price equal (i) to 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium, plus (iii) accrued and unpaid interest (if any) on the principal amount of Notes being redeemed to (but not including) such redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date). The Trustee shall have no duty to verify the calculation of any redemption price made by the Company. For avoidance of doubt, after the fifth anniversary of the Closing Date (at which time the Applicable Premium is zero), in no event will clause (ii) of this Section 3.07(a) result in an increase in the redemption price.
(b)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS
Section 4.01Payment of Principal and Interest.
    The Company will pay or cause to be paid the principal of, the Applicable Premium on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, the Applicable Premium and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, the Applicable Premium and interest, if any, then due; provided however, that if the Company exercises the PIK Option with respect to any Interest Period, the applicable amount of PIK Interest in respect of such Interest Period shall be considered paid on the date due if in accordance with the terms hereof and of the Notes, a PIK Payment is made in respect of such amount of PIK Interest.
Section 4.02Reserved.
Section 4.03SEC Reports.
(a)The Parent will furnish to the Trustee within 30 days after it files them with the SEC, copies of the Parent’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by the Parent with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s or the Company’s compliance with any of its covenants under this Indenture or documents related thereto. The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Parent’s or Company’s compliance with the covenant provisions of this Indenture or monitor any reports or other documents filed with the SEC or via EDGAR.
Section 4.04Compliance Certificate.
    To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent and Company have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Parent and Company have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

Section 4.05Reserved.
Section 4.06Stay, Extension and Usury Laws.
    The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07Restricted Payments.
(a)The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Parent, an increase in the liquidation value thereof and (y) dividends, distributions or payments payable to the Parent or a Restricted Subsidiary of the Parent);
(2)purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent;
(3)make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or the applicable Note Guarantee (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity of such Indebtedness; or
(4)make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, the sum of such Restricted Payment together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Parent and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (21) of Section 4.07(b) hereof), is less than the greater of (i) $0 and (ii) the sum, without duplication, of:
(i)50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Parent for the period (taken as one accounting period) from April 1, 2013 to the end of the Parent’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Restricted Investment; plus 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of US Airways for the period (taken as one accounting period) from October 1, 2011 through December 8, 2013; plus
(ii)100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent after the Closing Date, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Parent, and excluding Excluded Contributions and other than proceeds from any Permitted Warrant Transaction); plus
(iii)100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary of the Parent from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or a Restricted Subsidiary of the Parent or convertible or exchangeable debt securities of the Parent or a Restricted Subsidiary of the Parent (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent); plus
(iv)to the extent that any Restricted Investment that was made after the Closing Date by the Parent or any of its Subsidiaries is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
(v)to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(vi)100% of any dividends received in cash by the Parent or a Restricted Subsidiary of the Parent after the Closing Date from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period;
provided, however, there shall be no increase in respect of any amount contemplated by clause (iv), (v) or (vi) of this Section 4.07(a) pursuant to any such clause to the extent such amount otherwise increases the capacity of the Parent or any of its Restricted Subsidiaries to make Restricted Payments pursuant to this Section 4.07(a) or clause (15) of Section 4.07(b).
(b)The provisions of Section 4.07(a) hereof shall not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (ii) of Section 4.07(a) hereof and shall not be considered to be Excluded Contributions;
(3)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;
(4)the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to the applicable Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(5)the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $60.0 million in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture, in which case the aggregate price paid by the Parent and its Restricted Subsidiaries may not exceed $150.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided further that the Parent or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $30.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;
(6)the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(7)so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Parent or any preferred stock of any Restricted Subsidiary of the Parent in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.08 hereof;
(8)payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;
(9)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of “Fixed Charges” for such Person;
(10)in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or the Parent, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Parent (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer as a result of such Change of Control (it being agreed that the Company or the Parent may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under this Section 4.07);

(11)Restricted Payments made with Excluded Contributions;
(12)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;
(13)the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (A) in connection with any full or partial “spin-off” or similar transactions of the Subsidiary that is the Company, the Parent would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof or (ii) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent and its Restricted Subsidiaries immediately prior to such transaction and (B) for any full or partial “spin-off” or similar transactions of any Subsidiary that is not the Company, no Default has occurred and is continuing;
(14)the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the Closing Date;
(15)so long as no Default has occurred and is continuing, any Restricted Payment (other than a Restricted Investment) made on and after the Closing Date in an aggregate amount not to exceed $900.0 million;
(16)the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Parent or any Restricted Subsidiary of the Parent;
(17)the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Parent or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(18)(a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Parent’s or a parent company of the Parent’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of such common stock are entitled to receive cash or other consideration for their shares of the such common stock) or similar transaction with respect to the Parent, such parent company or such common stock, cash and/or other property;

(19)so long as no Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of the Parent or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);
(20)any Restricted Payment so long as both before and after giving effect to such Restricted Payment, the Parent and its Restricted Subsidiaries have Cash Liquidity of at least $2.2 billion; and
(21)Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (21), do not exceed 5.0% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries (calculated at the time of such Restricted Payment).
(c)For purposes of determining compliance with this Section 4.07, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments set forth in clauses (1) through (21) of Section 4.07(b) hereof, or is entitled to be made pursuant to Section 4.07(a) hereof, the Parent shall be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.
(d)Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.
(e)In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.
Section 4.08Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Parent’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the

Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)The provisions of Section 4.08(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)the incurrence by the Company and the Parent of the Notes and Note Guarantees (including any PIK or any increase in the principal amount of any Note as a result of any PIK Payments) and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);
(2)the incurrence by the Parent or any of its Restricted Subsidiaries of the Existing Indebtedness, the Existing Notes and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;
(3)the incurrence by the Parent or any of its Restricted Subsidiaries of (a) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $21.0 billion or (ii) 40% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries (calculated at the time of such incurrence) and (b) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (a) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(b) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $4.0 billion;
(4)the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness (including Finance Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Parent or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including without limitation (and in each case, whether or not owned by the Parent or its Restricted Subsidiaries) Aircraft Related Facilities or Aircraft Related Equipment) used in the business of the Parent or any of its Restricted Subsidiaries;
(5)the incurrence by the Parent or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a) hereof or clause (2), (4), (5), (6), (13), (20), (21), (24) or (25) of this Section 4.08(b) and (B) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Parent or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (a) and (b), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Parent and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;
(6)the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Parent or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Parent or a Restricted Subsidiary of the Parent, or into which the Parent or a Restricted Subsidiary of the Parent is merged, consolidated or amalgamated, or (C) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Parent or a Restricted Subsidiary of the Parent and becomes a Restricted Subsidiary of the Parent;
(7)the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and/or any of its Restricted Subsidiaries;
(8)the issuance by any Restricted Subsidiary of the Parent to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock;
(9)the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the Ordinary Course of Business;
(10)the Guarantee (including by way of co-obligation or assumption) by the Parent or any Restricted Subsidiary of the Parent of Indebtedness of the Parent or a Restricted Subsidiary of the Parent (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;
(11)the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);
(12)the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)Indebtedness (a) constituting credit support or financing from aircraft or engine or parts manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Parent or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such Indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (b) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an Officer of the Parent or Restricted Subsidiary, as applicable, (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
(14)Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Parent issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $30.0 million in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Parent;
(15)reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;
(16)surety and appeal bonds that do not secure judgments that constitute an Event of Default;
(17)Indebtedness of the Parent or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;
(18)the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Parent or to any other Restricted Subsidiary of the Parent or their assets (other than such Receivables Subsidiary and its assets and, as to the Parent or any other Restricted Subsidiary of the Parent, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)the incurrence of Indebtedness of the Parent or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;
(20)Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities;
(21)Credit Card purchases of fuel;
(22)Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;
(23)Indebtedness of the Parent or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements either (A) entered into in the Ordinary Course of Business or (B) otherwise customary, typical or appropriate for a Permitted Business;
(24)the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated in right of payment to the prior payment in full in cash of all Note Obligations on terms not materially less favorable to the Holders of the Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Parent) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu in right of payment with all Note Obligations and convertible into common stock of the Parent; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $1.5 billion at any time outstanding; and
(25)the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $3.0 billion, at any time outstanding.
(c)For purposes of determining compliance with this Section 4.08, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (25) of Section 4.08(b) hereof or is entitled to be incurred pursuant to Section 4.08(a) hereof, the Parent shall be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.08; provided that the term “Existing Indebtedness” shall not include any Indebtedness that is permitted to be incurred under clause (1) or (3) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to Section 4.08(a) hereof or under any category of Permitted Debt described in clauses (1) through (25) of Section 4.08(b) so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.
(d)None of the following shall constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.08:
(1)the accrual of interest or preferred stock dividends;
(2)the accretion or amortization of original issue discount;
(3)the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;
(4)the reclassification of preferred stock or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP; and
(5)the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.
(e)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(f)The amount of any Indebtedness outstanding as of any date shall be:
(1)the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;
(2)the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and
(3)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)the Fair Market Value of such assets as of such date; and
(B)the amount of the Indebtedness of the other Person as of such date.

Section 4.09Reserved.
Section 4.10Offer to Repurchase Upon Change of Control.
(a)If a Change of Control occurs, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to a minimum denomination of $100,000 or an integral multiple of $1,000 in excess thereof (or, if a PIK Payment has been made, in a minimum denomination of $1.00 or an integral multiple of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall deliver (with a copy to the Trustee) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered shall be accepted for payment;
(2)the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);
(3)that any Note not tendered shall continue to accrue interest;
(4)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders of Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
(7)that Holders of Notes whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in a minimum denomination of $1.00 or an integral multiple of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest).
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
(b)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent shall promptly deliver (or pay by wire transfer) (but in any case not later than five days after the Change of Control Payment Date) to each Holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Company shall issue, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)Notwithstanding anything to the contrary in this Indenture or the Notes:
(1)the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption with respect to all Notes has been given pursuant to Sections 3.01, 3.03 and 3.07 hereof, unless and until there is a default in payment of the applicable redemption price; and
(2)a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d)If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the redemption date. Any redemption pursuant to this Section 4.10(d) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
(e)For avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (4)(iii) of the definition of “Event of Default” in Section 6.01 hereof and not clause (2) or (3) of the definition of “Event of Default” in Section 6.01 hereof, but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (2) of the definition of “Event of Default” in Section 6.01 hereof.
Section 4.11Designation of Restricted and Unrestricted Subsidiaries.
(a)The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation. That designation shall be permitted only if the Investment would be permitted at that time under Section 4.07 hereof and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”
(b)Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) the incurrence of such Indebtedness is permitted under Section 4.08 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.
(c)For avoidance of doubt, the Company may not be designated as an Unrestricted Subsidiary.
Section 4.12Limitations on Liens

(a)The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
(b)Notwithstanding anything in this Indenture or any Collateral Document to the contrary, (1) no Indebtedness of the Parent or any of its Restricted Subsidiaries is permitted to be secured by Liens on the Collateral that are expressly designated or described in the applicable definitive documentation (including any intercreditor agreement, security agreement or other collateral document) as ranking senior to Liens on the Collateral securing the Note Obligations; and (2) the only Indebtedness that is permitted to be secured by Liens on the Collateral that are expressly designated or described in the applicable definitive documentation (including any intercreditor agreement, security agreement or other collateral document) as ranking pari passu with Liens on the Collateral securing the Note Obligations is Indebtedness that is secured by Liens incurred in reliance on clause (17) of the definition of “Permitted Liens”.
Section 4.13Delivery of Appraisals
(a)A single time during each calendar year, commencing in 2021, with respect to each category of Collateral; and
(b)Within the 45-day period following a request by the Controlling Party if an Event of Default has occurred and is continuing, the Company will deliver to the Trustee and the Collateral Agent one or more Appraisals establishing the Appraised Value of the Collateral (other than with respect to cash or Cash Equivalents in the Collateral) which, for avoidance of doubt, shall not be required to include an Appraisal of Gate Leaseholds. The Company will make copies of these Appraisals available on a private, restricted website to which noteholders, prospective investors, broker-dealers and securities analysts are given access. For avoidance of doubt, the Company may (but shall not be required to) deliver Appraisals to the Trustee and the Collateral Agent on additional dates with greater frequency than is required pursuant to the provisions above.
(c)For avoidance of doubt, the Appraised Value of any Additional Collateral (other than any cash or Cash Equivalents) pledged by the Company or another Grantor that has not previously been included in an Appraisal shall be deemed to be zero until an Appraisal of such Additional Collateral has been delivered to the Trustee and the Collateral Agent.
(d)For avoidance of doubt, the Company’s failure to deliver any Appraisal required by clauses (a) or (b) above will be deemed to constitute an Event of Default for purposes of clause (4) under Section 6.01 hereof upon expiration of the applicable grace period.
Section 4.14Collateral Coverage Ratio
(a)Within thirty (30) Business Days after delivery of each Appraisal that is required to be delivered pursuant to Section 4.13 in any applicable calendar year (such day, a “Reference Date,” and the thirtieth (30th) Business Day after a Reference Date, the “Certificate Delivery Date”), the Company will deliver to the Trustee a Collateral Coverage Ratio Certificate containing (i) a calculation of the Collateral Coverage Ratio with respect to such Reference Date and (ii) for each Collateral Coverage Ratio Certificate delivered on a Certificate Delivery Date in respect of a Reference Date that occurs on or after the Initial Collateral Release Date, a certification that the Collateral includes the Core Collateral.
(b)(x) If the Collateral Coverage Ratio with respect to any Reference Date is less than 1.6 to 1.0, the Company shall, no later than forty five (45) days after the Certificate Delivery Date, (A) grant (or cause another Grantor to grant) a security interest in Additional Collateral (subject to Permitted Liens) and/or (B) prepay or cause to be prepaid Pari Passu Debt such that following such actions in clauses (A) and/or (B) above, the Collateral Coverage Ratio with respect to such Reference Date, recalculated by adding the Appraised Value of any such Additional Collateral in clause (i) of the definition of Collateral Coverage Ratio and subtracting any such prepaid Pari Passu Debt from clause (ii) of the definition of Collateral Coverage Ratio shall be no less than 1.6 to 1.0 or (y) if at any time, on and after the Initial Collateral Release Date, it is determined that a Core Collateral Failure has occurred, the Company shall, no later than forty-five (45) days after the date of such determination, either (A) grant (or cause another Grantor to grant) a security interest in Additional Collateral (subject to Permitted Liens) such that following such grant the Collateral shall include the Core Collateral or (B) deliver irrevocable and unconditional notice of redemption with respect to all then-outstanding Notes pursuant to Section 3.03 and satisfy and discharge this Indenture pursuant to Article 8 hereof no later than 15 days following delivery of such notice of redemption.
(c)In the event any property described in clauses (d) or (e) of the definition of “Additional Collateral” is to be pledged by the Company or any other Grantor as Additional Collateral, the Company will appoint the Collateral Agent or another collateral agent or security trustee to serve as the security trustee under the applicable Aircraft Security Agreement or Spare Engines Security Agreement with respect to such Additional Collateral, and in such event, references herein to the “Collateral Agent” with respect to such Additional Collateral and such Aircraft Security Agreement or Spare Engines Security Agreement, as the context requires, shall be deemed to refer to such security trustee. The Company will cause such security trustee to join the Intercreditor Agreement or any other applicable intercreditor agreement.
Section 4.15Dispositions and Release of Collateral
(a)Neither the Company nor any Grantor shall Dispose of or release any Collateral (including, without limitation, by way of any Sale of a Grantor), except that any Disposition or release shall be permitted (i) in the case of a Permitted Disposition or (ii) in the case of any Disposition or release of Collateral that is not a Permitted Disposition; provided that in the case of any Disposition or release of Collateral that is not a Permitted Disposition (A) upon consummation of any such Disposition or release, no Event of Default shall have occurred and be continuing, (B) either (I) there is no Collateral Coverage Ratio Failure after giving effect to such Disposition or release (including any deposit of any Net Proceeds received upon consummation thereof in the Collateral Proceeds Account subject to an Account Control Agreement); or (II) the Company shall (1) grant (or cause another Grantor to grant) a security interest in Additional Collateral (subject to Permitted Liens) and/or (2) prepay or cause to be prepaid Pari Passu Debt such that following such actions in clauses (1) and/or (2) above, the Collateral Coverage Ratio, recalculated by adding the Appraised Value of any such Additional Collateral and any such Net Proceeds to clause (i) of the definition of Collateral Coverage Ratio and subtracting any such prepaid Pari Passu Debt from clause (ii) of the definition of Collateral Coverage Ratio, shall be no less than 1.6 to 1.0 (provided that in the case of any Disposition or release that is not a voluntary Disposition or release of Collateral by the Company or such Grantor, the Company shall have up to 45 days after such Disposition to accomplish the actions contemplated by this clause (II)), (C) after giving effect to such Disposition or release, the Collateral shall include the Core Collateral, (D) the aggregate Appraised Value of all Collateral Disposed of or released shall not exceed $100,000,000 (the “Disposition and Release Threshold”) (provided that, in the case of this clause (D), (I) Collateral (other than Collateral constituting Cure Collateral) having an aggregate Appraised Value in excess of the Disposition and Release Threshold (when taken together with the aggregate Appraised Value of all Collateral Disposed of and/or released within the Disposition and Release Threshold) may be Disposed of (each such Disposition, a “Specified Disposition”) so long as an amount equal to (x) the Net Proceeds of such Specified Disposition (to the extent in excess of the unused amount, if any, of the Disposition and Release Threshold immediately prior to such Specified Disposition), less (y) the Other Pari Passu Debt Amount (the “Asset Sale Offer Amount”) is applied to make an Asset Sale Offer, which Asset Sale Offer is commenced no more than five Business Days after the completion of such Specified Disposition (it being understood that if such Asset Sale Offer is made, the requirements of this clause (I) will be deemed to be satisfied regardless of whether or not any Notes are tendered in such Asset Sale Offer) and (II) Collateral constituting Cure Collateral having an aggregate Appraised Value in excess of the Disposition and Release Threshold (when taken together with the aggregate Appraised Value of all Collateral Disposed of and/or released within the Disposition and Release Threshold) may be Disposed of or released without having to make an Asset Sale Offer; and (E) the Company shall promptly provide to the Collateral Agent a Collateral Coverage Ratio Certificate calculating the Collateral Coverage Ratio and certifying that the Collateral includes the Core Collateral after giving effect to such Disposition or release and any actions taken pursuant to clause (B)(II) above.
(b)[Reserved].
(c)[Reserved].
(d)Notwithstanding anything herein to the contrary, the Collateral Agent’s Liens on the Collateral will also be released as provided in Section 11.05.
(e)[Reserved].
Section 4.16Offer to Repurchase by Application of Net Proceeds
(a)Each Asset Sale Offer shall remain open for not less than 30 or more than 60 days immediately following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). Within three Business Days immediately after the termination of the Asset Sale Offer Period, the Asset Sale Offer Purchase Date shall occur and the Company shall apply the Asset Sale Offer Amount to purchase the principal amount of Notes properly tendered.
(b)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.
(c)If the Asset Sale Offer Purchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but excluding, the Asset Sale Offer Purchase Date shall be paid to the Person in whose name a tendered Note accepted for purchase is registered at the close of business on such record date, and unless the Company defaults in making payment for such tendered Note pursuant to the Asset Sale Offer, no additional interest shall be payable to Holders of such tendered Note.
(d)Upon the commencement of an Asset Sale Offer, the Company shall deliver (with a copy to the Trustee) a notice to each Holder, which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(1)that the Asset Sale Offer is being made pursuant to this Section 4.16 and the length of time the Asset Sale Offer shall remain open;
(2)the Asset Sale Offer Amount, the purchase price and the Asset Sale Offer Purchase Date;
(3)that any Note not tendered or accepted for payment shall continue to accrue interest;
(4)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;
(5)that Holders of Notes electing to have any Notes purchased pursuant to an Asset Sale Offer may only elect to have Notes purchased in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in a minimum denomination of $1.00 or an integral multiple of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest);
(6)that Holders of Notes electing to have any Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date;
(7)that Holders of Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased;
(8)that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of at least $100,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
(9)that Holders of Notes whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in a minimum denomination of $1.00 or an integral multiple of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest).
(e)On the Asset Sale Offer Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, all Notes or portions of Notes properly tendered pursuant to the Asset Sale Offer or, if less than the Asset Sale Offer Amount has been tendered by Holders, all Notes properly tendered in response to the Asset Sale Offer, and shall deliver to the Holders a notice stating that such Notes or portions of Notes were accepted for payment by the Company in accordance with the terms of this Section 4.16. The Paying Agent shall promptly deliver (or pay by wire transfer) (but in any case not later than five days after the Asset Sale Offer Purchase Date) to each Holder of the Notes properly tendered an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each such Holder, a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
(f)Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.
Section 4.17Liquidity
The Parent will not permit the aggregate amount of Liquidity at the close of any Business Day to be less than $2,000,000,000.
Section 4.18Regulatory matters; citizenship; utilization; reporting
(a)So long as any of the Notes remain outstanding, and, in each case, except as would not reasonably be expected to have a Material Adverse Effect and, as applicable, subject to Dispositions permitted under this Indenture, the Company will:
(1)maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold or co-hold a certificate under Section 41102(a)(1) of Title 49;

(2)maintain at all times its status at the FAA as an “air carrier” and hold or co-hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;
(3)possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, authorizations, frequencies and consents required by the FAA, the DOT or any applicable Foreign Aviation Authority or Airport Authority or any other governmental authority that are material to the operation of any Pledged Route Authority and Pledged Slots, and to the conduct of its business and operations as currently conducted, in each case, to the extent necessary for the Company’s operation of the Scheduled Services, if any;
(4)maintain Pledged Foreign Gate Leaseholds, if any, sufficient to ensure its ability to operate the Scheduled Services, if any, and to preserve its right in and to its Pledged Slots;
(5)utilize its Pledged Slots in a manner consistent with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and use its Pledged Slots, taking into account any waivers or other relief granted to it by the FAA, the DOT, any foreign aviation authority or any Airport Authority;
(6)cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Pledged Slots, including, without limitation, satisfying any applicable “Use or Lose Rule” (taking into account any waivers, exemptions or other relief granted by the relevant governmental authority or Airport Authority);
(7)utilize its Pledged Route Authorities, if any, in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, DOT and any applicable foreign aviation authorities, and any applicable treaty in order to preserve its rights to operate the Scheduled Services, if any;
(8)cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to operate the Scheduled Services, if any; and
(9)without in any way limiting the foregoing, the Company will promptly take all such steps as may be reasonably necessary to obtain renewal of its authority to serve its Pledged Route Authorities, if any, from the DOT and any applicable foreign aviation authorities, in each case to the extent necessary to operate the Scheduled Services, if any, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and promptly notify the Trustee if it has been informed that such authority will not be renewed.
(b)The Company will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain its rights in its Pledged Route Authorities, if any, and have access to its Pledged Foreign Gate Leaseholds, if any.

(c)Notwithstanding any of the foregoing, it is understood and agreed that (i) any Disposition of Collateral permitted by this Indenture shall be permitted by the provisions described above, and nothing herein shall prohibit the Company or any Grantor from reducing the frequency of flight operations over its Scheduled Services, if any, or other scheduled service or suspending or cancelling its Scheduled Services, if any, or other scheduled service, (ii) nothing shall restrict or prohibit or require the Company or any Guarantor to contest any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case, with respect to any Pledged Slot (whether accomplished by modification, substitution or exchange) for which no consideration is received by the Company or any of its Affiliates; provided that any other Slot received by the Company or any of its Affiliates in connection with any such retiming or other adjustment of the time or time period for landing or takeoff with respect to any pledged Slot shall not constitute consideration and (iii) neither the Company nor any other Grantor shall have any obligation to contest the application of, challenge the interpretation of, or take or refrain from taking any action to influence the enactment or the implementation of any legislation, regulation, policy or other action of the FAA, the DOT, any applicable foreign aviation authority, Airport Authority or any other Governmental Authority that affects the existence, availability or value of properties or rights of the same type as the Route Authority, Slots, or Foreign Gate Leaseholds to air carriers generally (and not solely to the Company or solely to any applicable Grantor), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport.
Section 4.19Additional Guarantors
(a)If (x) Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date or (y) Parent, in its sole discretion, elects to cause a Domestic Subsidiary that is not a Guarantor to become a Guarantor, then Parent will promptly cause such Domestic Subsidiary to guarantee the Notes by executing a supplement to this Indenture, substantially in the form attached as Exhibit F hereto, and a supplement to the Note Guarantee, substantially in the form attached as Exhibit E hereto; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until 30 Business Days after such time as it ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Note Obligations.
(b)If any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary on the Closing Date ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or at such time as it guarantees, or pledges any property or assets to secure, any Note Obligations, then Parent will promptly cause such Domestic Subsidiary to guarantee the Notes by executing a supplement to this Indenture, substantially in the form attached as Exhibit F hereto, and a supplement to the Note Guarantee, substantially in the form attached as Exhibit E hereto, within 30 Business Days after such time as it ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Note Obligations.

(c)Notwithstanding the provisions in Section 4.19(a) and 4.19(b), no Regional Airline shall be required to become a Guarantor hereunder at any time, provided however that a Regional Airline may become a Guarantor at the sole discretion of the Company.
Section 4.20Further Assurances
(a)With respect to Pledged Route Authorities, Pledged Slots and Pledged Gate Leaseholds, upon the reasonable request of the Controlling Party, the Company or the applicable Grantor shall take, or cause to be taken, such actions with respect to the due and timely recording, filing, re-recording and refiling of any financing statements and any continuation statements under the UCC as are necessary to maintain, so long as such Slot Security Agreement or other applicable Collateral Document is in effect, the perfection of the security interests created by such Slot Security Agreement or such Collateral Document, as applicable, in such Pledged Route Authorities, Pledged Slots and Pledged Gate Leaseholds, subject, in each case, to Permitted Liens;
(b)With respect to Collateral constituting aircraft or spare engines, the Aircraft Security Agreement or Spare Engine Security Agreement, as applicable, will provide that the Company or the applicable Grantor shall take, or cause to be taken, upon the reasonable request of the Controlling Party, such actions with respect to the due and timely recording, filing, re-recording and refiling of such Aircraft Security Agreement or Spare Engine Security Agreement, as applicable, and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as such Aircraft Security Agreement or Spare Engine Security Agreement, as applicable, is in effect, the perfection of the security interests created by such Aircraft Security Agreement or Spare Engine Security Agreement, as applicable, in such aircraft or spare engines, subject in each case, to Permitted Liens, or at the reasonable request of the Controlling Party will furnish any security trustee appointed pursuant to Section 4.14(c) with such instruments, in execution form, and such other information, as may be required to enable such security trustee (or any Person on its behalf) to take such action;
(c)With respect to Pledged Spare Parts located at Spare Parts Locations, the Spare Parts Security Agreement will provide that the Company or the applicable Grantor shall take, or cause to be taken, upon the reasonable request of the Controlling Party, such actions with respect to the due and timely recording, filing, re-recording and refiling of such Spare Parts Security Agreement and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as such Spare Parts Security Agreement is in effect, the perfection of the security interests created by such Spare Parts Security Agreement in such Pledged Spare Parts located at such Spare Parts Locations, subject to Permitted Liens;
(d)With respect to Collateral constituting Real Property Assets, each of the applicable Collateral Documents relating to such Collateral will provide that the Company or the applicable Grantor shall provide, or cause to be provided to the Collateral Agent each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all exception documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Collateral Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Applicable Party), flood certifications and flood insurance (if applicable) reports and evidence regarding recording and payment of fees, insurance premium and taxes) and FIRREA compliant appraisals (to the extent the Applicable Party determines such appraisals are legally required and which the Company or the applicable Grantor will use commercially reasonable efforts to obtain), in each case, that the Controlling Party may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of or leasehold interest in real property subject only to Permitted Liens; and
(e)With respect to Collateral other than Pledged Route Authorities, Pledged Slots, Pledged Gate Leaseholds, Route Authorities and Gate Leaseholds, Spare Parts, aircraft or spare engines, each of the applicable Collateral Documents relating to such Collateral will provide that the Company or the applicable Grantor shall take, or cause to be taken, upon the reasonable request of the Controlling Party, such commercially reasonable actions as are necessary to maintain, so long as such Collateral Document is in effect, the perfection of the security interests created by such Collateral Document in such Collateral, subject, in each case, to Permitted Liens.
Section 4.21Post-Closing Matters
The Company shall deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 1 within the time periods set forth on such Schedule.
ARTICLE 5
SUCCESSORS
Section 5.01Merger and Sales of Assets.
(a)The Company and the Parent may consolidate with or merge into, or convey, transfer or lease all or substantially all of the Company’s or the Parent’s properties and assets to, any Person (including in connection with an Airlines Merger); provided that:
(1)the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture and the applicable documentation with respect to the Collateral Documents, all of the Company’s or the Parent’s, as applicable, obligations under the Collateral Documents, the Notes and this Indenture (in the case of the Company) or the obligations under the applicable Note Guarantee (in the case of the Parent);
(2)except in connection with any Airlines Merger, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
(3)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.
(b)Any such successor shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Parent, whichever is party to such transaction, under this Indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Notes.

(c)For avoidance of doubt, this Section 5.01 shall not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of the Parent that is not the Parent or the Company.
Section 5.02Successor Corporation Substituted.
    Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01Events of Default.
    An “Event of Default” occurs with respect to the Notes if any of the following occurs:
(1)any representation or warranty set forth in Section 4.1 of the Note Purchase Agreement, excluding any representation or warranty solely as it relates to the IP Notes, shall prove to have been false or incorrect in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within 30 Business Days after the earlier of (i) a Responsible Officer of the Company obtaining knowledge of such default or (ii) receipt by the Company of notice from the Trustee of such default;
(2)default in any payment of the principal amount or the Applicable Premium on any of the Notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;
(3)failure to pay (i) interest on the Notes when such interest becomes due and payable and such failure continues for a period of 5 Business Days or (ii) any other amount when such other amount becomes due and payable and such failure continues for a period of 10 Business Days after the Company receives written notice thereof from the Trustee;
(4)failure to comply with (i) Section 4.14 hereof (for avoidance of doubt, subject to the cure provisions thereof), (ii) Section 4.17 and such failure continues for 10 Business Days after the notice specified below or (iii) any of the other covenants or agreements applicable to the Notes (other than those referred to in (1), (2), (3), (4)(i) or (4)(ii) above) and such failure continues for 60 days after the notice specified below;
(5)except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent denies or disaffirms in writing its obligations under its Note Guarantee;

(6)the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: or
(A)commences a voluntary case,
(B)consents to the entry of an order for relief against it in an involuntary case,
(C)consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property,
(D)makes a general assignment for the benefit of its creditors, or
(E)consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;
(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case,
(B)appoints a Bankruptcy Custodian of the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of its (or their) property, or
(C)orders the liquidation of the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;
(8)(a) any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents or other than as a result of any action, inaction or delay of the Trustee or the Collateral Agent) for a period of 60 consecutive days after the Company receives notice specified below, or (b) any of the Collateral Documents ceases to give the holders a valid, perfected (subject to Permitted Liens) security interest (except as permitted by the terms of this Indenture or the Collateral Documents or other than as a result of any action, inaction or delay of the Trustee or Collateral Agent) for a period of 60 consecutive days after the Company receives notice specified below, in each case with respect to Collateral having an Appraised Value in excess of $100,000,000 in the aggregate with respect to clauses (a) and (b) (as determined in good faith by a responsible financial or accounting officer of the Company);

(9)there is entered by a court or courts of competent jurisdiction against Parent, the Company or any of Parent’s Restricted Subsidiaries final judgments for the payment of any post-petition obligations aggregating in excess of $150,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third-party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) consecutive days;
(10)(a) [Reserved], (b) the Company or any of its Restricted Subsidiaries shall default in the performance of any obligation relating to any Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness, or any trustee or agent on behalf of such holder or holders, caused such Material Indebtedness to become due prior to its scheduled final maturity date or (c) the Company or any of its Restricted Subsidiaries shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Company or any of its Restricted Subsidiaries, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder and the applicable creditors have exercised remedies, which Indebtedness is in an aggregate principal amount at any single time unpaid exceeding $150,000,000;
(11)a termination of a Plan of the Company or an ERISA Affiliate pursuant to Section 4042 of ERISA and such termination would reasonably be expected to result in a Material Adverse Effect; or
(12)failure to preserve and keep in full force and effect the corporate existence of the Parent or the Company in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent or the Company (except pursuant to a transaction that complies with Article 5 hereof).
A Default under clause (3)(ii), (4)(ii), (4)(iii) or (8) of this Section 6.01 shall not constitute an Event of Default until the Trustee notifies the Company of the Default, or the Controlling Party (or, from and after the Disposition Date, the Applicable Holders) notifies the Company and the Trustee of the Default, and in each case the Company does not cure such Default within (i) in the case of clause (4)(ii), 10 Business Days after receipt of such notice, or (ii) otherwise, 60 days after receipt of such notice.
The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Section 6.02Acceleration.
    If an Event of Default occurs and is continuing (other than an Event of Default referred to in Section 6.01(6) or Section 6.01(7)), then in every such case the Trustee or the Controlling Party (or, from and after the Disposition Date, the Applicable Holders) may declare the principal amount of and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(6) or 6.01(7) shall occur, the principal amount of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to any Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Controlling Party, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if the recession would not conflict with any judgment or decree and if all Events of Default with respect to Notes, other than the non-payment of the principal and interest, if any, of Notes which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including an Event of Default under clause (6) or (7) of Section 6.01 hereof) (each an “Acceleration Event”), the amount of principal of and premium on the Notes that becomes due and payable shall equal 100% of the aggregate principal amount of the Notes plus the Applicable Premium applicable at the time of such Acceleration Event, as if such Acceleration Event were an optional redemption of the Notes accelerated or otherwise becoming due. Without limiting the generality of the foregoing, it is understood and agreed that if an Acceleration Event occurs, the Applicable Premium applicable with respect to an optional redemption of the Notes shall also be due and payable at the time of such Acceleration Event as though the Notes had been optionally redeemed in full at the time of such Acceleration Event and shall constitute part of the Note Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s loss as a result thereof. If the Applicable Premium becomes due and payable, it shall be deemed to be principal of the Notes, and interest shall accrue on the full aggregate principal amount of the Notes (including the Applicable Premium) from and after the occurrence of an Acceleration Event, including in connection with an Event of Default under clause (6) or (7) of Section 6.01 hereof. The Applicable Premium payable above shall be presumed to be the liquidated damages sustained by each Holder of the Notes as the result of the acceleration of the Notes and the Company agrees that it is reasonable under the circumstances currently existing. The Applicable Premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders of the Notes and the Company giving specific consideration in this transaction for such agreement to pay the Applicable Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Applicable Premium to the Holders of the Notes as herein described is a material inducement to the Holders to purchase the Notes.
Section 6.03Collection of Indebtedness and Suits for Enforcement by Trustee.
    The Company covenants that if:
(a)default is made in the payment of any interest on any Notes when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)default is made in the payment of principal of any Notes at the Stated Maturity thereof, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.04Trustee May File Proofs of Claim.
    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.05Trustee May Enforce Claims Without Possession of Notes.
    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 6.06Application of Money Collected.
    Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee and the Collateral Agent under this Indenture and the Collateral Documents; and
Second: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
Third: To the Company.
Section 6.07Limitation on Suits.

    No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(b)the Controlling Party (or, from and after the Disposition Date, the Applicable Holders) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;
(d)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Controlling Party;
it being understood, intended and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any holder of Notes).
Section 6.08Unconditional Right of Holders to Receive Principal and Interest.
    Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on the Notes on the Stated Maturity of the Notes, including the Stated Maturity expressed in the Notes (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.09Restoration of Rights and Remedies.
    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10Rights and Remedies Cumulative.
    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11Delay or Omission Not Waiver.
    No delay or omission of the Trustee or of any Holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12Control by Holders.
    The Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Notes, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that:
(a)such direction shall not be in conflict with any rule of law or with this Indenture,
(b)the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction,
(c)subject to the provisions of Section 6.02, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and
(d)prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Section 6.13Waiver of Past Defaults.
    By notice to the Trustee, the Controlling Party may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, the Applicable Premium and accrued and unpaid interest on the Notes, (ii) a Default arising from the failure to redeem or purchase any Notes when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under this Indenture cannot be amended without the consent of each Holder of the Notes affected.

Section 6.14Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the Stated Maturity of the Notes, including the Stated Maturity expressed in the Notes (or, in the case of redemption, on the redemption date).
ARTICLE 7
TRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)The Trustee need perform only those duties that are expressly set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Controlling Party, the Applicable Holders, or the Holders of a majority in principal amount of the outstanding Notes, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall have no responsibility or liability for any loss which may result from the investment of Collateral and, in the absence of written instruction, the Trustee shall hold any such Collateral uninvested.
(g)No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.
(h)The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 7.01 and in Section 7.02, each with respect to the Trustee.
Section 7.02Rights of Trustee.
(a)The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(i)In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(j)The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
(k)The Trustee shall not be liable for any amount in excess of the value of the Collateral.
(l)The Trustee shall have no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, written instructions or other documents in connection therewith and will not be regarded as making nor be required to make any representations with respect thereto.
(m)The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents agreements consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to the applicable Collateral Documents or (ii) enable the Collateral Agent to exercise and enforce its rights under the applicable Collateral Documents with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company or the Parent in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.
(n)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
Section 7.03Individual Rights of Trustee.
    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.
Section 7.04Trustee’s Disclaimer.
    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.
Section 7.05Notice of Defaults.
    If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, the Applicable Premium or accrued and unpaid interest on the Notes, the Trustee may withhold the notice if and so long a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of the Notes.
Section 7.06Compensation and Indemnity.
    The Company shall pay to the Trustee and the Collateral Agent from time to time compensation for its services as the Company and the Trustee or the Collateral Agent shall from time to time agree upon in writing. The Trustee’s and Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Agent upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee and the Collateral Agent and any predecessor Collateral Agent and any predecessor Trustee (including the cost of enforcement or defending themselves) and hold them harmless against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the

Collateral Agent) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture or the Collateral Documents as Trustee or Collateral Agent. The Trustee or the Collateral Agent, as applicable, shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent, as applicable to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the third party claim and the Trustee or the Collateral Agent, as applicable shall cooperate in the defense. The Trustee and the Collateral Agent may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee and the Collateral Agent.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Collateral Agent or by any officer, director, employee, shareholder or agent of the Collateral Agent through willful misconduct or gross negligence.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.
The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee or the Collateral Agent.
Section 7.07Replacement of Trustee.
    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Controlling Party may remove the Trustee with respect to those Notes by so notifying the Trustee and the Company at least 30 days prior to the date of the proposed removal. The Company may remove the Trustee with respect to the Notes if:
(1)the Trustee fails to comply with Section 7.09;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)a Custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Controlling Party may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of the Notes. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.
Section 7.08Successor Trustee or Collateral Agent by Merger, etc.
    If the Trustee or Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Collateral Agent, as applicable, subject to Section 7.09.
Section 7.09Eligibility; Disqualification.
    There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
Section 7.10Limitation on Duty of Trustee in Respect of Collateral.
(a)Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The

Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
(b)The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Documents or any other security documents by the Company, the Guarantors, or the Collateral Agent.
ARTICLE 8
SATISFACTION AND DISCHARGE; DEFEASANCE
Section 8.01Satisfaction and Discharge of Indenture.
    This Indenture shall cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when
(a)either
(1)all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(2)all the Notes not theretofore delivered to the Trustee for cancellation
(a)have become due and payable, or
(b)will become due and payable at their Stated Maturity within one year, or
(c)have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
(d)are deemed paid and discharged pursuant to Section 8.03, as applicable;
and the Company, in the case of (a), (b) or (c) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or Government Securities sufficient for the purpose of paying and discharging the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, the Applicable Premium and interest to the date of such deposit (in the case of Notes which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;
(b)the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(c)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.03, 2.06, 2.07, 8.02 and 8.05 shall survive.
Section 8.02Application of Trust Funds; Indemnification.
(a)Subject to the provisions of Section 8.05, all money or Government Securities deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.03 or 8.04.
(b)The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Section 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)The Trustee shall deliver or pay to the Company from time to time upon the Company’s request any Government Securities or money held by it as provided in Sections 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.
Section 8.03Legal Defeasance of Notes.
    The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (c)(1) hereof, and the provisions of this Indenture, as it relates to the Notes, shall no longer be in effect

(and the Trustee, at the expense of the Company, shall, upon receipt of direction from the Company, execute instruments acknowledging the same), except as to:
(a)the rights of Holders of Notes to receive, from the trust funds described in subparagraph (c)(1) hereof, payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest;
(b)the provisions of Sections 2.03, 2.06, 2.07, 8.02, 8.03 and 8.05; and
(c)the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;
provided that, the following conditions shall have been satisfied:
(1)the Company shall have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, the Applicable Premium and interest, if any, on the Notes on the dates such installments of interest or principal are due;
(2)the Company shall have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
(3)no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.01(6) and Section 6.01(7) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit;
(4)such defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(5)the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
(6)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with,
(the foregoing being referred to as “Legal Defeasance”).
Section 8.04Covenant Defeasance.
    The Company may omit to comply with respect to the Notes with any term, provision or condition set forth under Sections 4.03, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, and 5.01 as well as any additional covenants specified in a supplemental indenture for the Notes (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to the Notes under Section 6.01) and the occurrence of any event specified in a supplemental indenture for the Notes and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied:
(a)With reference to this Section 8.04, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, the Applicable Premium and interest, if any, on the Notes on the dates such installments of interest or principal are due;
(b)The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;
(c)No Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.01(6) and Section 6.01(7) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit;

(d)Such covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(e)The Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
(f)The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section 8.04 have been complied with,
(the foregoing being referred to as “Covenant Defeasance”).
Upon a satisfaction and discharge or defeasance pursuant to Article 8 of this Indenture, the Collateral Agent will cease to be a party to the Collateral Documents on behalf of the holders of the Notes and the Collateral will no longer secure the Notes.
Section 8.05Repayment to Company.
    Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, the Applicable Premium and interest that remains unclaimed for two years. After that, Holders of Notes entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
Section 8.06Reinstatement.
    If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Holders of Notes in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Note Obligations shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of, the Applicable Premium or interest on the Notes because of the reinstatement of the Note Obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent after payment in full to the Holders.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes.
    The Company, the Guarantors and the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture or the Collateral Documents as they apply to the Notes without the consent of any Holder:

(a)to evidence the succession of another Person to the Company or the Parent pursuant to Section 5.01 and the assumption by such successor of the Company’s or the Parent’s covenants, agreements and obligations under this Indenture and with respect to the Notes;
(b)to surrender any right or power conferred upon the Company or the Parent;
(c)to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to add any additional Events of Default for the Notes for the benefit of the Holders of the Notes; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after Default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default or may limit the right of Controlling Party, the Applicable Holders or the Holders of a majority in aggregate principal amount of the Notes to waive such Default;
(d)to cure any ambiguity or correct or supplement any provision contained in this Indenture, the Collateral Documents, in any supplemental indenture, Officer’s Certificate or in the Notes that may be defective or inconsistent with any other provision contained herein or therein;
(e)to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Agent, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holder of the Notes;
(f)to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the TIA as then in effect;
(g)to add to or change any provisions of this Indenture to such extent as necessary to permit or facilitate the issuance of the Notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of any Holder of the Notes in any material respect;
(h)[Reserved];
(i)to provide additional security for the Notes;
(j)to provide additional guarantees for the Notes;
(k)to make changes of a technical or conforming nature to any Collateral Document, in each case in connection with (i) the incurrence of Indebtedness (including secured Indebtedness) or other obligations permitted to be incurred in accordance with Section 4.08 and 4.12 herein, (ii) any Disposition or release of Collateral permitted in accordance with Section 4.15 herein or (iii) any addition of new Collateral.
(l)to make any change that does not adversely affect the rights of any Holder of the Notes;
(m)to evidence and provide for the acceptance of appointment of a separate or successor trustee or collateral agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one trustee or collateral agent; or
(n)to change the final scheduled maturity date of the Notes (and the “Maturity Date”) to an earlier date, as specified in clause (17) of the definition of “Permitted Liens”, in connection with the incurrence of any Pari Passu Debt.
    Prior to the Disposition Date, the consent of the Controlling Party (not to be unreasonably withheld, conditioned or delayed) shall be required for the Company, any Guarantor, the Trustee or the Collateral Agent to amend or supplement this Indenture or the Collateral Documents as they apply to the Notes if such amendment or supplement is for any purposes set forth in clause (d) or (k) above.
    In addition, the Collateral Documents may be amended in accordance with (i) Article 11 hereof, (ii) Section 7.04(b) of the Intercreditor Agreement (or the corresponding provisions of any comparable intercreditor agreement entered into pursuant to Section 11.03 hereof) and (iii) with respect to any other Collateral Document, as expressly provided in such Collateral Document.
Section 9.02With Consent of Holders of Notes.
    The Company and the Trustee and the Collateral Agent, as applicable, may enter into (or provide any applicable consent to) a supplemental indenture or amend or supplement the Collateral Documents as they apply to the Notes with the written consent of the Controlling Party (including consents obtained in connection with a tender offer or exchange offer for the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of a Collateral Document, this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Notes. Except as provided in Section 6.13, the Controlling Party by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive compliance by the Company with any provision of this Indenture or the Notes.
However, without the consent of each Holder of an affected Note, an amendment may not:
(a)make any change to the percentage of principal amount of Notes the Holders of which must consent to an amendment or waiver;
(b)reduce the principal amount of, the Applicable Premium or interest (including PIK Interest) on, or extend the Stated Maturity or interest payment periods, of the Notes;
(c)make the Notes of such Holder payable in money, securities or currency other than that as stated in the Notes;
(d)make any change that adversely affects such Holder’s right to require the Company to purchase the Notes of such Holder in accordance with the terms of this Indenture;
(e)impair the right of such Holder to institute suit for the enforcement of any payment with respect to the Notes;

(f)except pursuant to the provisions of Article 8 hereto or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to Section 5.01 of this Indenture, release the Parent from its obligations under its Note Guarantee or make any change in any Note Guarantee that would adversely affect such Holder;
(g)make any change to or modify the ranking of, or the priority of the Liens securing, the Notes that would adversely affect the Holders;
(h)expressly subordinate the Notes or any Note Guarantee in right of payment to any other Indebtedness of the Company or any Guarantor (other than in accordance with the express terms of this Indenture); or
(i)modify any of the foregoing provisions of this Section 9.02.
Any amendment to, or waiver of, the provisions of this Indenture or any Collateral Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in compliance with Section 11.05 of this Indenture) will require the consent of holders of at least 75% in aggregate principal amount of notes then outstanding.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplemental indenture or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.03Revocation and Effect of Consents.
    Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of the Notes is a continuing consent by the Holder and every subsequent Holder the Notes or portion of a Note that evidences the same debt as the consenting Holder’s Notes, even if notation of the consent is not made on any Notes. However, any such Holder or subsequent Holder may revoke the consent as to his Notes or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Holder of the Notes affected by such amendment or waiver unless it is of the type set forth in any of clauses (a) through (h) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of the Notes who has consented to it and every subsequent Holder of the Notes or portion of a Notes that evidences the same debt as the consenting Holder of the Notes.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04Notation on or Exchange of Notes.
    The Company or the Trustee may place an appropriate notation about an amendment or waiver on the Notes thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.
Section 9.05Trustee Protected.
    In executing, consenting to or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Collateral Documents, as applicable, the Trustee and the Collateral Agent, as applicable, shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 12.02. The Trustee or Collateral Agent, as applicable, shall sign all amendments supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee or the Collateral Agent, as applicable, need not sign any supplemental indenture that adversely affects its rights, obligations, indemnities or immunities.
ARTICLE 10
NOTE GUARANTEES
Section 10.01Note Guarantees.
(a)Subject to the provisions of this Article 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, on a joint and several basis, to each Holder of the Notes, the Collateral Agent and the Trustee, the due and punctual payment of the Note Obligations. Each Guarantor agrees that the Note Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Note Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness, and except for claims of creditors that are mandatorily preferred by law, in which case the obligations of the Guarantors under the Note Guarantees will rank junior in right of payment to such claims.
(b)To evidence its Note Guarantee set forth in this Section 10.01, each Guarantor hereby agrees that this Indenture (or a supplement thereto, substantially in the form attached as Exhibit F hereto) and, in the case of additional Guarantors added pursuant to Section 4.19 or 9.01(j) hereof, a supplement to the Note Guarantee, substantially in the form attached as Exhibit E hereto shall be executed on behalf of such Guarantor by an Officer of such Guarantor.
(c)Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(d)If an Officer whose signature is on this Indenture (or a supplement thereto) or any notation of Guarantee no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee of such Note shall be valid nevertheless.
(e)Each Guarantor further agrees (to the extent permitted by law) that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 10.01 notwithstanding any extension or renewal of any Note Obligation.
(f)Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Note Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Note Obligations.
(g)Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Note Obligations.
(h)Except as set forth in Section 10.04, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Note Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the Note Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Note Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Note Obligations or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(i)Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Note Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01, Section 8.01 or Section 10.05 hereof. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, the Applicable Premium or interest on any of the Note Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(j)In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Note Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Collateral Agent or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Note Obligations then due and owing and (ii) accrued and unpaid interest on such Note Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for postfiling or post-petition interest is allowed in such proceeding).
(k)Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Note Obligations, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Note Guarantee.
(l)Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.01.
(m)Any Guarantor may, but shall not be required to be, a Grantor in accordance with Section 11.04.
Section 10.02Right of Contribution.
    Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.02 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.
Section 10.03No Subrogation.
    Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of the Note Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Company on account of the Note Obligations are paid in full. If any amount shall be paid to any

Guarantor on account of such subrogation rights at any time when all of the Note Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Note Obligations.
Section 10.04Limitation of Guarantor’s Liability.
    Each Guarantor and, by its acceptance of a Note, each Holder of a Note hereby confirms that it is the intention of all such parties that in no event shall any Note Obligations under the Note Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Note Obligations, if any, in respect of the Notes would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the applicable Guarantor under its Note Guarantee in respect of the Notes shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.
Section 10.05Releases.
(a)In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than the Parent), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than the Parent), in each case to a Person that is not (either before or after giving effect to such transactions) the Parent or a Restricted Subsidiary of the Parent or the merger or consolidation of a Guarantor (other than the Parent) with or into the Company or another Guarantor, in each case, in a transaction permitted under this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Note Guarantee; provided that  such disposition and release is permitted by Section 4.15 (other than Section 4.15(d)).
(b)Upon designation of any Guarantor (other than the Parent) as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.
(c)Upon the request of the Company, the guarantee of any Guarantor (other than the Parent) that is or becomes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom, and (ii) the Company shall have delivered an Officer’s Certificate certifying that such Subsidiary is an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary, as applicable; provided, further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to clause (1) of the proviso of the definition thereof shall, solely for purposes of this clause (b), be considered an Immaterial Subsidiary so long as any applicable guarantee, pledge or other obligation of such Subsidiary with respect to any Pari Passu

Debt or any Indebtedness secured by Junior Liens shall be irrevocably released and discharged substantially simultaneously with the release of such guarantee hereunder.
(d)Each Guarantor will be automatically released and relieved of any obligations under its Note Guarantee upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof or upon the satisfaction and discharge of this Indenture in accordance with Article 8 hereof.
ARTICLE 11
COLLATERAL AND SECURITY
Section 11.01Security Interest.
    The due and punctual payment of the Note Obligations are secured as provided in the Collateral Documents.
Section 11.02Intercreditor Agreements; Authorization of Collateral Documents.
    This Article 11 and the provisions of each Collateral Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement entered into in accordance with Section 11.03 and the other applicable provisions of this Indenture. Each of the parties hereto consents to, and agrees to be bound by, the terms of each such intercreditor agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. The Trustee, the Parent and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral as agent for the benefit of the Secured Parties, in each case pursuant and subject to the terms of this Indenture, the Intercreditor Agreement, any Other Intercreditor Agreement and the other Collateral Documents (including any other security documents, intercreditor agreements or collateral trust agreement entered into after the date hereof in accordance with Section 11.03). Each Holder, by its acceptance of a Note, authorizes and appoints (and authorizes the Trustee to authorize and appoint) Wilmington Trust, National Association, as the Collateral Agent, and the Trustee hereby authorizes and appoints Wilmington Trust, National Association as Collateral Agent. In addition, each Holder, by its acceptance of a Note, consents and agrees to the terms of (and to be bound by) the Intercreditor Agreement, any Other Intercreditor Agreement, each security agreement, and such other Collateral Documents (including such other security documents, mortgages, intercreditor agreements or collateral trust agreements entered into after the date hereof in accordance with Section 11.03), in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee and the Collateral Agent, as applicable, to enter into each such document and to perform its obligations and exercise its rights thereunder, together with such actions and powers as are reasonably incidental thereto, in accordance therewith (including the provisions of the Collateral Documents providing for the possession, use, release and foreclosure of Collateral and the ranking, priority, enforcement and release of Liens). The Company will deliver an Officer’s Certificate and Opinion of Counsel to the Trustee and/or Collateral Agent, as applicable, prior to the Trustee and/or the Collateral Agent, as the case may be, taking any action pursuant to this Section 11.02.

Section 11.03Additional Collateral Documents.
    In connection with any incurrence after the Closing Date of Indebtedness secured by a Lien on any Collateral, which Indebtedness and Lien are permitted by Section 4.08 and Section 4.12 and which Indebtedness and Lien are expressly permitted or required by this Indenture to be subject to an intercreditor agreement (including any Indebtedness secured by (i) a Pari Passu Lien or (ii) a Junior Lien, to the extent permitted by Section 4.08 and Section 4.12), the Company may direct the Collateral Agent to enter into an intercreditor agreement (or an amendment or amendment and restatement or replacement of any prior intercreditor agreement) with the administrative agent, trustee, collateral agent or other party acting as agent for such Indebtedness, which intercreditor agreement (or amendment or amendment and restatement or replacement) meets the applicable requirements of this Indenture in order to implement the applicable security and intercreditor arrangements relating to such Indebtedness. In addition, in connection with any pledge of, or grant of a security interest in, any additional collateral for the benefit of the Notes (including, without limitation, any Additional Collateral), the Company may direct the Collateral Agent to enter into such additional security documents (or amendments or amendment and restatements of existing security documents), in the Company’s customary form for the applicable collateral (as determined by the Company in its discretion, unless the applicable requirements of this Indenture expressly provide otherwise), as are necessary or desirable to effect such pledge or grant. The Company will deliver an Officer’s Certificate and Opinion of Counsel to the Trustee and/or the Collateral Agent, as applicable, prior to the Trustee and/or the Collateral Agent, as the case may be, taking any action pursuant to this Section 11.03.
Section 11.04Additional Grantors
    At any time and from time to time, the Parent or any other Subsidiary (other than the Company) may, but (except as otherwise provided in this Indenture or any Collateral Document) shall not be required to, provide additional collateral for the benefit of the Notes. In such event, the Parent or such Subsidiary shall execute a supplement indenture hereto, and shall thereafter be a “Grantor” (or comparable term) for all purposes under the Collateral Documents. An additional Grantor pursuant to this Section 11.04 may, but (except as otherwise provided in this Indenture) shall not be required to, guarantee the Notes. For avoidance of doubt, as of the date of this Indenture, the Parent is not a Grantor, and all of the Parent’s obligations under this Indenture and its guarantee of the Notes are general senior unsecured obligations of the Parent.
Section 11.05Release of Liens in Respect of the Notes.
    The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any Note Obligations, and the right of the Holders of Notes and such Note Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will automatically terminate and be discharged:
(a)upon satisfaction and discharge of this Indenture in accordance with Article 8 hereof;

(b)upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;
(c)upon payment in full and discharge of all Notes outstanding under this Indenture and all Note Obligations that are outstanding, due and payable at the time the Notes are paid in full and discharged;
(d)in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;
(e)solely with respect to any Grantor, upon any disposition of 50% or more of the Capital Stock of such Grantor such that it is no longer a Restricted Subsidiary to the extent not prohibited by the terms of this Indenture; provided that such disposition is permitted by Section 4.15 (other than Section 4.15(d));
(f)solely with respect to any Collateral, upon any Disposition of such Collateral to any Person that is not the Parent or a Restricted Subsidiary; provided that such disposition is permitted by Section 4.15 (other than Section 4.15(d)); or
(g)solely with respect to any Collateral, to the extent expressly permitted or required pursuant to the applicable Security Agreements.
    In addition, the Collateral Agent’s Liens on the Collateral will be released (a) upon the terms and subject to the conditions set forth in Section 2.04(b) of the Intercreditor Agreement (or the comparable provisions of any other intercreditor agreement entered into pursuant to Section 11.03 hereof) and (b) to the extent permitted pursuant to Section 4.15(a).
    If in connection with any release permitted pursuant to this Section 11.05, the Company may request that the Collateral Agent execute and deliver (or otherwise authorize the filing of) any document or instrument evidencing such release, and, upon the request of the Company, the Collateral Agent shall execute and deliver (or otherwise authorize the filing of) any such document or instrument evidencing such release prepared by and at the expense of the Company upon receipt of an Officer’s Certificate and Opinion of Counsel stating that all covenants and conditions precedent under this Indenture and applicable Collateral Documents have been complied with.
ARTICLE 12
MISCELLANEOUS
Section 12.01Notices.
    Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or email transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:

American Airlines Group Inc.
1 Skyview Drive
Fort Worth, TX 76155
Attention: Treasurer

with a copy to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California
Attention: Anthony J. Richmond
Telephone: ###
and:
Latham & Watkins LLP
885 Third Avenue
New York, New York
Attention: Greg Rodgers
Telephone: ###
if to the Trustee or Collateral Agent:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: American Airlines, Inc., Administrator
Facsimile: ###
if to the GS Initial Purchasers:
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention:    Cleaver Sower (Tel: ###)
Patrick Armstrong (Tel: ###)
James Fair (Tel: ###)
Christine Anding (Tel: ###)
with a copy to:
Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: Rod Miller
Telephone: ###

provided, however, that any requirement under this Indenture to provide notice or any other information to the GS Purchasers shall be deemed satisfied upon delivery of such notice or other information by e-mail to ###, ###, ###, ###and ###.
The Company, any Guarantor, the GS Initial Purchasers, the Trustee or Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Whenever this Indenture or any Collateral Document provides for any notice or communication to be delivered to the GS Purchasers or, prior to the Disposition Date, the Controlling Party, such notice or communication will be deemed to have been delivered to the GS Purchasers or Controlling Party, as applicable, if such notice or communication is delivered to the GS Initial Purchasers.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
Notwithstanding anything to the contrary set forth herein, any notice or communication required to be given with respect to any Global Note will be sent to the Holder thereof pursuant to the Applicable Procedures.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.
Section 12.02Certificate and Opinion as to Conditions Precedent.
    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied

(it being understood that no such Opinion of Counsel shall be required in connection with the initial execution of this Indenture or the initial issuance and authentication of the Notes hereunder).
Section 12.03Statements Required in Certificate or Opinion.
    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.04Rules by Trustee and Agents.
    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.05No Personal Liability of Directors, Officers, Employees and Stockholders.
    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.06Governing Law; Jurisdiction; Waiver of Jury Trial.
    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee, the Collateral Agent and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
The Company, the Trustee, the Collateral Agent and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.
Section 12.07No Adverse Interpretation of Other Agreements.
    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.
Section 12.08Successors.
    All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.
Section 12.09Severability.
    In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.10Counterparts; Electronic Signatures.
    The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Indenture shall have the same validity and effect as a signature affixed by the party’s hand; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless agreed to by it pursuant to reasonable procedures approved by such parties.
Section 12.11Table of Contents, Headings, etc.
    The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.12Legal Holidays.
    If the Stated Maturity or any Interest Payment Date, repurchase date, redemption date or other date of payment is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue for the period from and after such date.
Section 12.13U.S.A. Patriot Act.
    The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee or the Collateral Agent or Agent, as applicable, to satisfy the requirements of the U.S.A. Patriot Act.
Section 12.14Force Majeure.
    The Trustee and each Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, earthquake, fire, flood, sabotage, epidemics, riots, labor disputes, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.15Collateral Agent.
(a)Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture or the Collateral Documents (including the Intercreditor Agreement or any Other Intercreditor Agreement) to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from, as applicable, the Controlling Party or the Applicable Party (or Holders representing such number or percentage of outstanding aggregate principal of the Notes as shall be expressly provided for herein or in any other Collateral Document) in respect of such action and, if it so requests, it shall first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the Controlling Party, the Applicable Party or such Holders, as applicable, to provide such instruction, advice or concurrence. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Subject to the foregoing (and the other provisions of this Section 12.15) and the terms of the Collateral Documents and any other applicable provisions of this Indenture, the Collateral Agent shall take such action with respect to any Default or Event of Default as may be requested by the Controlling Party.
(b)The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. The Collateral Agent may be removed by the Company at any time, upon thirty days written notice to the Collateral Agent. If the Collateral Agent resigns or is removed under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Collateral Agent gives notice of resignation or is removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 12.15 (and Section 7.06) shall continue to inure to its benefit and the retiring or removed Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(c)Wilmington Trust, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents, agents or subagents as necessary in its sole discretion and shall not be responsible for the acts or omissions of any co-Collateral Agent, subagent or other agents appointed with due care. Except as otherwise explicitly provided herein, in the Collateral Documents, the Intercreditor Agreement or any Other Intercreditor Agreement, neither the Collateral Agent nor any of its Affiliates or its and their respective officers, directors, employees or agents persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

(d)The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Closing Date, (ii) enter into the Intercreditor Agreement, Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03, (iii) make the representations of the Holders set forth in the Collateral Documents, the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03, (iv) bind the Holders on the terms as set forth in the Collateral Documents, the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03 and (v) perform and observe its obligations under the Collateral Documents, the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03.
(e)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 7, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, with such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents, the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03.
(f)Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document, the Intercreditor Agreement, any Other Intercreditor Agreement or any other intercreditor agreement permitted pursuant to Section 11.03, other than pursuant to the instructions of the Controlling Party or as otherwise provided in this Indenture or the Collateral Documents.
(g)Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement, any Other Intercreditor Agreement or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(h)The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement, any Other Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, and (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law).
(i)The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral (or for determining the value of the Collateral), including, without limitation, by reason of the act or omission of any carrier (including overnight carriers with respect to the delivery of possessory collateral), forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
(j)The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, any Other Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement, any Other Intercreditor Agreement and the Collateral Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.
(k)The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents, the Intercreditor Agreement or any Other Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement or any Other Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.06 and the other provisions of this Indenture.
(l)Notwithstanding anything to the contrary in this Indenture or in any Collateral Document, Intercreditor Agreement or Other Intercreditor Agreement, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Collateral Documents or the Intercreditor Agreement, or Other Intercreditor Agreement (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, or makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(m)Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.03. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(n)The Collateral Agent, in executing and performing its duties under the Collateral Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder, including after the satisfaction and discharge of this Indenture or the payment in full of the Notes.
(o)The Collateral Agent (and Trustee) shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
(p)For avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall apply to the Collateral Agent in connection with each of the Collateral Documents and shall survive the satisfaction, discharge or termination of this Indenture or earlier termination or the earlier resignation or removal of the Collateral Agent.

Section 12.16Consents and Instructions from the Controlling Party
    Notwithstanding or anything else in this Indenture (including, without limitation, Section 12.01 hereof) or any Collateral Document to the contrary, prior to the Disposition Date, any written instrument executed by GS Initial Purchasers certifying that the Controlling Party has consented to or approved any amendment, waiver, supplement, consent or approval under this Indenture or any Collateral Document and which provides for the consent, approval, waiver, instruction or direction respect of any matter under this Indenture or any Collateral Document shall constitute binding and conclusive evidence for all purposes under this Indenture and the Collateral Documents of the consent, approval, waiver, instruction or direction of the Controlling Party, upon which the Trustee and Collateral Agent and the Company and the Guarantors, will be entitled to conclusively rely without further investigation. For avoidance of doubt, if any such written instrument is delivered to the Company, the Trustee and/or the Collateral Agent, no evidence of consent, approval, waiver, instruction or direction obtained from other GS Purchasers, Beneficial Owners, DTC, any DTC participant or otherwise pursuant to DTC’s applicable procedures will be required in order for such consent, approval, waiver, instruction or direction to be effective for all purposes hereunder and under the Collateral Documents. The Company, Trustee and Collateral Agent shall be entitled to conclusively rely that the Disposition Date has not occurred unless and until they have received written notice thereof from the GS Initial Purchasers that the Disposition Date has occurred. For avoidance of doubt, prior to the Disposition Date, the GS Initial Purchasers shall act as the representative for all GS Purchasers, and the Trustee, the Collateral Agent and the Company shall treat any instrument provided by the GS Initial Purchasers as an instrument from all GS Purchasers and all GS Purchasers shall be bound thereby. If the Disposition Date has occurred, and thereafter the GS Purchasers are expressly entitled to exercise any rights, the Trustee and Collateral Agent and the Company and the Guarantors will be entitled to exclusively rely without further investigation on any written instrument executed by GS Initial Purchasers in the same manner provided above notwithstanding the occurrence of a Disposition Date.
[Signatures on following page]

SIGNATURES
Dated as of September 25, 2020
Company:
AMERICAN AIRLINES, INC.
By: /s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer
Guarantor:
AMERICAN AIRLINES GROUP INC.
By: /s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

    [Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By: /s/ Hallie E. Field
Name: Hallie E. Field
Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent
By: /s/ Hallie E. Field
Name: Hallie E. Field
Title: Vice President

    [Signature Page to Indenture]

EXHIBIT A

[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Legend, if applicable pursuant to the provisions of the Indenture
CUSIP/CINS _________1
10.75%/12.00% PIK Senior Secured Notes due 2026
No. ___    [Initially] $______ plus any PIK Interest
added to the principal amount hereof
[If the Note is a Global Note, include the following:
and as such amount may otherwise be revised
by the Schedule of Increases or Decreases
in the Global Note]*
AMERICAN AIRLINES, INC.
promises to pay to ______________________ or registered assigns, the principal sum of _____________________________________________________ DOLLARS,* plus any PIK Interest added to the principal amount hereof on [February 15], 2026.
Interest Payment Dates: September 1 and March 1
Record Dates: August 15 and February 15
Dated: _________________
AMERICAN AIRLINES, INC.
By:    ______________________________
Name:
Title:

1 144A CUSIP: 023771 S66
144A ISIN: US023771S669
Reg. S CUSIP: U02413 AF6/
Reg. S ISIN: USU02413 AF60
* This Global Note represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon, the initial amount of which is specified on the “Schedule of Exchanges of Interests in the Global Notes” attached hereto, which may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and PIK Payments.

EXHIBIT A
This is one of the Notes referred to
in the within-mentioned Indenture:
Wilmington Trust, National Association,
as Trustee

By: __________________________ Authorized Signatory
[Back of Note]
10.75%/12.00% PIK Senior Secured Notes due 2026

1.Interest. American Airlines, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid with respect to each Interest Period (other than any Interest Period with respect to which the Company is permitted to exercise the PIK Option and does so exercise the PIK Option) interest on the principal amount of this Note in cash at a rate per annum equal to 10.75%.
For any Interest Period ending on or prior to September 1, 2022, the Company, in its sole discretion, may elect to pay 50% of the interest with respect to such Interest Period in kind, with the other 50% of the interest with respect to such Interest Period to be paid by the Company in cash (the “PIK Option”). In the event that the Company is permitted to exercise the PIK Option and does so exercise the PIK Option with respect to any Interest Period, the Company promises to pay with respect to such Interest Period interest on the principal amount of this Note at a rate per annum equal to 12.00%, with 50% of the interest for such Interest Period to be paid by the Company in kind and the other 50% of the interest for such Interest Period to be paid by the Company in cash.
For purposes of this Note and the Indenture, (x) the interest that is payable in kind in respect of any Interest Period in which the Company is permitted to exercise the PIK Option and does so exercise the PIK Option is referred to as “PIK Interest” and (y) “Interest Period” means the period commencing on and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, it being understood that the first Interest Period shall be from and including the Closing Date to but excluding March 1, 2021.
In the event that the Company elects to exercise the PIK Option with respect to any Interest Period, it shall deliver a PIK Notice to the Trustee no later than the day that is twenty days prior to the Interest Payment Date in respect of such Interest Period, which PIK Notice (x) indicates the amount of PIK Interest and cash interest that will be paid on the Interest Payment Date in respect of such Interest Period, (y) certifies that the Company is permitted to exercise the PIK Option for such Interest Period pursuant to the terms of the Indenture and the Notes and is so exercising the PIK Option for such Interest Period and (z) directs the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with this paragraph, which notification the Trustee and Paying Agent shall be entitled to rely upon. The Company will be responsible for all calculations in connection with PIK Payments and the PIK Notes. The Company shall be deemed to have exercised the PIK Option indicated in the PIK Notice as being exercised with respect to any Interest Period if it delivers a PIK Notice for such Interest Period in accordance

EXHIBIT A
with the immediately preceding sentence and will be deemed to not have exercised the PIK Option for any Interest Period if it does not deliver a PIK Notice with respect to such Interest Period in accordance with the immediately preceding sentence.
The Company shall pay the applicable amount of any PIK Interest for any applicable Interest Period in respect of this Note on the Interest Payment Date in respect of such Interest Period. On any Interest Payment Date on which the Company pays PIK Interest (a “PIK Payment”), PIK Interest on the Notes will be payable (1) with respect to a Global Note, by increasing the principal amount of [this Note][each outstanding Global Note] at the end of such Interest Period by an amount equal to the amount of PIK Interest applicable to [this Note][such outstanding Global Note] (rounded up to the nearest whole Dollar) for the relevant Interest Period, as provided in the PIK Notice, to the credit of the Holders on the relevant record date, which shall be recorded in the Registrar’s books and records and in the “Schedule of Increases or Decreases in the Global Note”, and (2) with respect to Definitive Notes, by issuing PIK Notes in definitive form in an aggregate principal amount equal to the amount of PIK Interest applicable to [this Note][each outstanding Definitive Note] (rounded up to the nearest whole Dollar) for the relevant Interest Period, as provided in the PIK Notice, and the Trustee will, at the written order of the Company, authenticate and deliver such PIK Notes in definitive form for original issuance to the Holders on the relevant record date, as shown by the records of the Registrar. Any PIK Notes issued in definitive form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes will be governed by, and subject to the terms (including the maturity date), provisions and conditions of, the Indenture and will have the same rights and benefits as the Notes issued on the Closing Date. Following any increase in the principal amount of this Note as a result of a PIK Payment, this Note will bear interest on such increased principal amount from and after the date of such PIK Payment.
The Company will pay interest, if any, semi-annually in arrears on September 1 and March 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be ______, _____. The Company shall also pay accrued interest on the Notes, if any, in cash on the Maturity Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.00% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. PIK Interest in respect of any Interest Period shall be paid to Holders on a pro rata basis in accordance with the respective principal amount of Notes held by them subject to the procedures of DTC.
Notwithstanding anything to the contrary and for avoidance of doubt, (a) the payment of accrued and unpaid interest for any Interest Period ending after September 1, 2022, (b) the payment of any accrued and unpaid interest in connection with any redemption or repurchase of Notes pursuant to Article 3 of the Indenture (including Section 3.07 of the Indenture), Section 4.10 of the Indenture or Section 4.16 of the Indenture, as applicable, (c) the payment of any accrued and unpaid interest in connection with any defeasance or satisfaction and discharge of the Indenture, (d) the

EXHIBIT A
payment of any accrued and unpaid interest on the Maturity Date, (e) the payment of additional interest required to be paid pursuant to Section 2.12 of the Indenture and (f) the payment of any accrued and unpaid interest upon any acceleration of the Notes shall, in each case of clauses (a), (b), (c), (d), (e) and (f), be made solely in cash.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the August 15 and February 15 immediately preceding the Interest Payment Date, even if the Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, the Applicable Premium and interest (other than PIK Interest, which is payable as described in paragraph 1 of this Note) at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, the Applicable Premium on and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
4.Indenture. The Company issued the Notes under an Indenture dated as of September 25, 2020 (the “Indenture”) among the Company, the Parent, the Trustee and Wilmington Trust, National Association, as Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The aggregate principal amount of the Notes that may be issued under the Indenture shall be limited as provided in Section 2.01 of the Indenture.
5.Optional Redemption; Change of Control Repurchase; Asset Sale Offer.
a.The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest (if any) on the principal amount of Notes being redeemed to (but not including) such redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date). The Trustee shall have no duty to verify the calculation of any redemption price made by the Company.

EXHIBIT A
b.Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum denomination of $100,000 or an integral multiple of $1,000 in excess thereof (or, if a PIK Payment has been made, in a minimum denomination of $1.00 or an integral multiple of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest) of that Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase.
c.If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the redemption date.
d.If the Company or any Grantor receives Net Proceeds from a Specified Disposition, the Company will be required to make an Asset Sale Offer in accordance with Sections 4.15(a) of the Indenture.
6.Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 thereof. Notes and portions of Notes selected will be in principal amounts of $100,000 or integral multiples of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 or integral multiples of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

EXHIBIT A
8.Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof with respect to the portion of any Note constituting PIK Interest). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
9.Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
10.Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.
11.Defaults and Remedies. The Events of Default relating to the Notes and related remedies and other provisions are included in Section 6.01 of the Indenture.
12.Security. The Notes shall be secured by Liens and security interests, subject to Permitted Liens, in the Collateral. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents.
13.Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
14.No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
15.Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

EXHIBIT A
TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
18.Governing Law; Jurisdiction; Waiver of Jury Trial. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
American Airlines, Inc.
1 Skyview Drive
Fort Worth, TX 76155
Attention: Treasurer

EXHIBIT A
ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ____________________________________________
(Insert assignee’s legal name)
______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _____________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A
OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the appropriate box below:
☐    Section 4.10    ☐    Section 4.16
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, state the amount you elect to have purchased:
$_________
Date: ___________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _______________________
Signature Guarantee*: ________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note or the following increases in the principal amount of this Global Note to reflect the payment of PIK Interest, have been made:

Date of Exchange or Payment of PIK Interest	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	PIK Payments	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian